UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ADT INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ADT INC.

1501 Yamato Road

Boca Raton, FL 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 21, 2018

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of ADT Inc. (the “Company”). The Annual Meeting of Stockholders will be held on Friday, September 21, 2018 at 9:00 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431 for the following purposes:

1.

To elect David Ryan and Lee J. Solomon to the Board of Directors of the Company (the “Board of Directors”) as Class I directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2021;

2.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers;

3.	To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Holders of the Company’s common stock, par value $0.01 per share, of record at the close of business on July 31, 2018 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

This year, we will furnish proxy materials to our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2017 via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

Dated: August 9, 2018	By order of the Board of Directors P. Gray Finney Secretary and Chief Legal Officer

Your vote is important. Regardless of whether you plan to attend the Annual Meeting of Stockholders, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the Annual Meeting of Stockholders. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or voted online.

ADT INC.

ADT INC.

PROXY STATEMENT

Annual Meeting of Stockholders of ADT Inc. to be held on Friday, September 21, 2018

Some Questions You May Have Regarding This Proxy Statement

Why did I receive these proxy materials?

The Board of Directors (the “Board of Directors”) of ADT Inc. (the “Company”) is soliciting proxies for our 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Friday, September 21, 2018 at 9:00 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2017 is available to review with this proxy statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about August 9, 2018.

What proposals will be voted on at the Annual Meeting?

The four matters scheduled to be voted on at the Annual Meeting are:

1.	The election of David Ryan and Lee J. Solomon to the Board of Directors as Class I directors, in each case, for a term of three years expiring at the Annual Meeting to be held in 2021;

2.	An advisory vote to approve the compensation of the Company’s named executive officers;

3.	An advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

Who can vote at the Annual Meeting?

Anyone owning shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), of record at the close of business on July 31, 2018, the record date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Statement.

What are my voting rights?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on July 31, 2018, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 766,795,086 shares of Common Stock outstanding. A list of all record stockholders as of the record date will be available during ordinary business hours at the Company’s principal place of business located at 1501 Yamato Road, Boca Raton, FL 33431, from the Secretary of the Company, at least 10 days before the Annual Meeting and will also be available at the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

1.	FOR the election of each of the director nominees;

2.	FOR the approval of, on an advisory basis, the compensation of the Company’s named executive officers;

3.	For the option of ONCE EVERY YEAR as the preferred frequency of advisory votes to approve the compensation of the Company’s named executive officers;

4.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?

The Notice provides you with instructions on how to:

•	view proxy materials for the Annual Meeting via the Internet; and

•	instruct the Company to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at https://investor.adt.com by clicking on the dropdown menu entitled “Financials” and selecting “Annual Reports and Proxies”.

How do I vote?

If you are a stockholder on the record date, you may vote by following the instructions for voting in the Notice. If you receive paper copies of these proxy materials, you can vote by completing, signing and dating the proxy card you received from us (the “Proxy Card”) and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting and vote your shares in person.

If you or your proxy wish to vote in person at the meeting, you or your proxy will need to bring valid government-issued photo identification plus:

•	For registered stockholders, either the (1) Notice of Internet Availability of Proxy Materials or (2) Proxy Card;

•

For proxies voting on behalf of a registered stockholder, (1) a valid written “legal proxy” signed by the registered stockholder naming the proxy plus (2) either the stockholder’s (i) Notice of Internet Availability of Proxy Materials or (ii) Proxy Card; or

•

For beneficial stockholders who hold shares through a broker/nominee or a proxy for a beneficial stockholder, (1) a written “legal proxy” signed by the broker or other nominee/firm that holds the shares naming the proxy holder voting at the meeting plus (2) either the (i) Notice of Internet Availability of Proxy Materials or (ii) Voting Instruction Form you received from your broker/nominee.

You may also vote via the Internet by following the instructions for voting in the Notice.

If you vote online, by phone or by mailing in a proxy card, you or your legally appointed proxy may still attend the Annual Meeting and vote in person but, in that case, only your in-person votes will count.

Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:

•	providing another proxy, or using any of the available methods for voting, with a later date;

•	notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

•	voting in person at the Annual Meeting.

What is a quorum?

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the outstanding shares of Common Stock owned by stockholders on the record date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

What is broker “discretionary” voting?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers will have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters,” but brokers may not vote such shares on “non-routine matters” without voting instructions. When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present. Non-routine matters include the election of directors, the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers and the approval of the frequency of the advisory vote to approve named executive officer compensation. Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 4).

How are matters presented at the Annual Meeting approved?

Directors are elected by a plurality of the votes cast at the Annual Meeting. Approval of the proposals to: (i) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and (ii) approve, on an advisory basis, the compensation of the Company’s named executive officers, in each case, requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. With respect to Proposal 3, the frequency of the advisory vote to approve named executive officer compensation, we will consider the alternative receiving the greatest number of votes—once every year, once every two years or once every three years—to be the frequency that stockholders approve.

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the election of directors or the frequency of the advisory vote to approve named executive officer compensation. However, abstentions will have the effect of votes “against” (i) the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, and (ii) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will count the votes and act as the inspector of election for the Annual Meeting.

What if additional matters are presented to the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to P. Gray Finney, our Secretary and Chief Legal Officer, and to Lee Jackson, our Vice President and Assistant Secretary, to vote on such matters at his discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about the Company?

A copy of our fiscal 2017 Annual Report on Form 10-K is available on our website at https://investor.adt.com. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to P. Gray Finney, Secretary, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

When are stockholder proposals due for consideration at next year’s annual meeting?

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2019 Annual Meeting, they must be submitted in writing to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431, on or before April 12, 2019. In addition, our bylaws provide that, for directors to be nominated or other proposals to be properly presented at the 2019 Annual Meeting, an additional notice of any nomination or proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If less than 100 days’ notice of our 2019 Annual Meeting is given, then to be timely, the notice by the stockholder must be received by us not later than the close of business on the tenth day following the day on which the first public announcement of the date of the 2019 Annual Meeting is first made by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock

The following table sets forth the beneficial ownership of our common stock as of July 31, 2018 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

	Vested Options	Shares Beneficially Owned	Total
	Number	Number	Number	Percent(1)
More than 5% Stockholders
Apollo Funds(2)	—	641,114,368	641,114,368	84.7%
Named Executive Officers and Directors(3)
Timothy J. Whall	1,081,200	1,865,865	2,947,065	*
Daniel M. Bresingham	712,320	1,229,275.5	1,941,595.5	*
James D. DeVries	775,707	1,266,814.5	2,042,521.5	*
Jamie E. Haenggi	610,560	1,053,664.5	1,664,224.5	*
Jeffrey Likosar	794,822	1,146,774	1,941,596	*
Donald Young	712,320	1,229,275.5	1,941,595.5	*
Andrew D. Africk		130,000	130,000	*
Marc E. Becker	—	—	—	0.0%
Matthew H. Nord	—	—	—	0.0%
Reed B. Rayman	—	—	—	0.0%
Eric L. Press	—	—	—	0.0%
Lee J. Solomon	—	—	—	0.0%
Stephanie Drescher	—	—	—	0.0%
David Ryan	—	—	—	0.0%
Matthew E. Winter		0	0	*
All current directors and executive officers as a group (19 persons)	4,686,929	7,921,669	12,608,598	1.0%

*	Represents less than one percent of shares outstanding.
(1)

Percentage of shares beneficially owned is based on 756,562,453 shares of common stock outstanding as of July 31, 2018, which excludes unvested common shares and assumes no options are exercised by any holder in accordance with Rule 13d-3(d)(1)(i) of the Exchange Act.

(2)

Represents shares of our common stock held of record by Prime Security Services TopCo Parent, L.P., our direct parent company (“Ultimate Parent”) and Prime Security Services TopCo Parent II, L.P. (“Ultimate Parent II”). Prime Security Services TopCo Parent GP, LLC (“Parent GP”) is the general partner of Ultimate Parent and Ultimate Parent II. AP VIII Prime Security Services Holdings, L.P. (“AP VIII Prime Security LP”)

is the sole member of Parent GP and a limited partner of TopCo Parent. AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) is the investment manager of AP VIII Prime Security LP. Apollo Management, L.P. (“Apollo Management”) is the sole member of AP VIII Prime Security Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of common stock held of record by Ultimate Parent. The address of Ultimate Parent, Ultimate Parent II, Parent GP, and AP VIII Prime Security LP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.
(3)

Except for shares issuable upon exercise of options listed in the table above under the heading “Vested Options”, none of our named executive officers and directors beneficially own shares of common stock issuable upon the vesting of restricted stock units or upon the exercise of options within 60 days.

Units of Ultimate Parent

The equity interests of Ultimate Parent consist of Class A-1 Units and Class A-2 Units. Certain investment funds directly or indirectly managed by Apollo Global Management, LLC, its subsidiaries, and its affiliates (“Apollo” or our “Sponsor”) beneficially owns 100% of the 371,416,667 issued and outstanding Class A-1 Units of Ultimate Parent and Koch Industries, Inc. (the “Koch Investor”) beneficially owns detachable warrants for the purchase of 7,620,730 Class A-1 Units in Ultimate Parent. There are 2,351,282 issued and outstanding Class A-2 Units. The following table sets forth the beneficial ownership as of July 31, 2018 of the Class A-2 Units of Ultimate Parent by:

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the Class A-2 Units beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

	Class A-2 Units Beneficially Owned(1)
	Number	Percent
Named Executive Officers and Directors(2)
Timothy J. Whall	672,351	28.60%
Daniel M. Bresingham	196,613	8.36%
James D. DeVries	100,903	4.29%
Jamie E. Haenggi	196,613	8.36%
Jeffrey Likosar	88,795	3.78%
Donald Young	436,427	18.56%
Andrew D. Africk	17,937	0.76%
Marc E. Becker	—	—%
Matthew H. Nord	—	—%
Reed B. Rayman	—	—%
Eric L. Press	—	—%
Lee J. Solomon	—	—%
Stephanie Drescher	—	—%
David Ryan	—	—%
Matthew E. Winter	—	—%
All current directors and executive officers as a group (19 persons)	2,196,726	93.43%

(1)	Percentage of shares beneficially owned is calculated using 2,351,282 Class A-2 Units outstanding.
(2)	None of our named executive officers and directors beneficially own Class A-2 Units issuable upon the exercise of options.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors hold office until the third succeeding annual meeting of stockholders and until the election and qualification of their successors. Under the Company’s bylaws and certificate of incorporation, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not more than 15. The Board of Directors currently consists of 10 directors.

All of the nominees are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s bylaws and certificate of incorporation.

Directors will be elected by the holders of a plurality of the voting power present in person or represented by proxy at the 2018 Annual Meeting of Stockholders and entitled to vote. Abstentions will not be counted for purposes of the election of directors. Brokers do not have discretion to vote any uninstructed shares over the election of directors.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed below.

THE BOARD OF DIRECTORS

The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. See “Certain Relationships and Related Transactions—Policies and Procedures for Related Party Transactions.” The Board of Directors provides a process for stockholders to send communications to the Board of Directors. See “Corporate Governance—Communications with the Board of Directors.” The business address for each nominee for matters regarding the Company is ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

Name	Age	Director Since	Position
Marc E. Becker	46	2016	Director (Chairman)
Timothy J. Whall	56	2016	Chief Executive Officer, Director
Andrew D. Africk	52	2016	Director
Matthew H. Nord	39	2016	Director
Reed B. Rayman	32	2016	Director
Eric L. Press	52	2016	Director
David Ryan	48	2016	Director
Lee J. Solomon	46	2016	Director
Stephanie Drescher	45	2017	Director
Matthew E. Winter	61	2018	Director

On July 2, 2018, the Company completed the redemption of all issued and outstanding shares of its Series A $0.01 par value preferred securities (“Series A Preferred Securities”) for total consideration of approximately $950 million (the “Redemption”). Following the Redemption, the Second Amended and Restated Series A Investors Rights Agreement, dated as of January 23, 2018, by and among Koch SV Investments, LLC, the other holders party thereto, Parent GP, Ultimate Parent, the Company, and, solely for purposes of Sections 1.3, 1.7, and 1.8 and Articles II and III thereto, AP VIII Prime Security LP, was automatically terminated in accordance with its terms. In connection with the Redemption, Mr. Brett Watson resigned from the Board of Directors (such resignation effective as of July 25, 2018).

Class I Directors

The term of the following two Class I directors will expire at the 2018 Annual Meeting. Messrs. Ryan and Solomon are the only nominees for election at the 2018 Annual Meeting, for a term that will expire at the 2021 annual meeting of stockholders and until each of their successors has been duly elected and qualified.

David Ryan is a member of our Board of Directors and a board designee of certain investors in our indirect parent entities other than Apollo (the “Co-Investors”). Mr. Ryan has also been a manager of Prime Security Services Borrower, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“Prime Borrower”), since May 2016. Mr. Ryan has been an Adviser to Birchtree Fund Investments Private Limited since August 2016. Mr. Ryan retired from his position as President of Goldman Sachs Asia Pacific ex-Japan in December 2013, a position he held since the beginning of 2011, and was a member of the board of directors of Goldman Sachs Australia. Mr. Ryan has over 22 years of experience in various senior roles at Goldman Sachs. Mr. Ryan also serves on the board of directors of Mapletree Investments Pte Ltd.

Lee J. Solomon is a member of our Board of Directors and a designee of Apollo. Mr. Solomon has also been a manager of Prime Borrower since May 2016. Mr. Solomon is a Senior Partner at Apollo Private Equity having joined in 2009. Prior to that time, Mr. Solomon was an executive in the media industry. Prior thereto, he served as a Principal at Grosvenor Park, which was a joint venture with Fortress Investment Group. Prior to that, he was the Executive Vice President of Business Affairs for Helkon Media. Mr. Solomon serves on the board of directors of Endemol Shine Group, Redbox Automated Retail LLC, Coinstar, LLC, ecoATM and Mood Media Corporation. He received his MBA from The Stern School of Business at New York University and graduated from the University of Rochester with a B.A. in Economics and Political Science.

Class II Directors

The term of the following four Class II directors will expire at the 2019 annual meeting of stockholders.

Eric L. Press is a member of our Board of Directors and a designee of Apollo. Mr. Press has also been a manager of Prime Borrower since May 2016. Mr. Press is a Senior Partner at Apollo. In his 20 years with Apollo, he has been involved in many of the firm’s investments in basic industrials, metals, lodging/gaming/leisure, and financial services. Prior to joining Apollo in 1998, Mr. Press was associated with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings, and related financing transactions. From 1987 to 1989, Mr. Press was a consultant with The Boston Consulting Group, a management consulting firm focused on corporate strategy. Mr. Press currently serves on the boards of directors of PlayAGS, Inc.; Apollo Commercial Real Estate Finance, Inc.; Princimar Chemical Holdings; RCCH HealthCare Partners; and Constellis Holdings. In the last five years, Mr. Press has served on the boards of directors for Caesars Entertainment Corporation; Verso Corporation; Affinion Group Holdings, Inc.; Noranda Aluminum Holding Corporation; Athene Holding Ltd.; and Metals USA Holdings Corp. Mr. Press graduated magna cum laude from Harvard College with an A.B. in Economics and Yale Law School, where he was a Senior Editor of the Yale Law Journal.

Matthew H. Nord is a member of our Board of Directors and a designee of Apollo. Mr. Nord has also served as a manager of Prime Borrower since its formation in July 2015. Mr. Nord is a Senior Partner of Apollo. He joined Apollo in 2003. From 2001 to 2003, Mr. Nord was a member of the Investment Banking division of Salomon Smith Barney Inc. Mr. Nord serves on the boards of directors of Exela Technologies, Inc.; Presidio Holdings, Inc.; RCCH HealthCare Partners; and West Corporation. Mr. Nord also serves on the Board of Trustees of Montefiore Health System and on the Board of Overseers of the University of Pennsylvania’s School of Design. During the past five years, Mr. Nord also served as a director of Affinion Group Inc.; Constellium N.V.; Evertec Group, LLC; MidCap Financial Holdings, Inc.; Noranda Aluminum Holding Corporation; Novitex Parent, L.P.; and SourceHOV Holdings, Inc. Mr. Nord graduated summa cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.

Andrew D. Africk is a member of our Board of Directors. Mr. Africk has also served as a manager of Prime Borrower since its formation in July 2015. Mr. Africk is the founder of Searay Capital LLC, a private investment company. Mr. Africk established Searay Capital in July 2013 after 21 years leading private equity and capital markets investments for Apollo. As a Senior Partner at Apollo, Mr. Africk was responsible for investments in technology and communications, and has over 25 years of experience financing, analyzing and investing in public and private companies. Mr. Africk also currently serves as a director of Suncoke Energy Inc. In the last five years, Mr. Africk has served on the boards of directors for various public companies, including Alliqua Biomedical, Hughes Telematics, Inc., RPX Corporation and STR Holdings, Inc. Additionally, Mr. Africk serves on the Board of Overseers of the University of Pennsylvania School of Engineering and Applied Science, serves on the UCLA Science Board, and is a trustee of the Trinity School in New York City. Mr. Africk graduated summa cum laude, Phi Beta Kappa from UCLA with a B.A. in Economics, magna cum laude from the University of Pennsylvania Law School with a J.D., and with Distinction from the University of Pennsylvania’s Wharton School of Business with an MBA.

Matthew E. Winter is a member of our Board of Directors. Mr. Winter was the President of The Allstate Corporation from January 2015 to February 2018, and prior to that, served as the President, Allstate Personal Lines for The Allstate Corporation from January 2013 to January 2015. Mr. Winter joined The Allstate Corporation in 2009 as President and Chief Executive Officer of Allstate Financial. Mr. Winter also serves on the board of directors and the Audit and Compensation Committees of H&R Block Inc. Mr. Winter has been actively involved in a number of non-profit organizations and currently serves on the board of directors of Feeding America and as the Chair of its Governance Committee. Mr. Winter holds a Bachelor of Science degree from the University of Michigan, a Juris Doctor degree from the Albany Law School of Union University, and a Master of Laws degree from the University of Virginia School of Law.

Class III Directors

The term of the following four Class III directors will expire at the 2020 annual meeting of stockholders.

Timothy J. Whall is our Chief Executive Officer and a member of our Board of Directors. Mr. Whall has served as Chief Executive Officer of Prime Borrower since July 2015 and was also President of Prime Borrower from July 2015 to March 2018. Previously, Mr. Whall served as the President, Chief Executive Officer, and a member of the board of directors of Protection One, Inc. from June 2010 to March 2017. Mr. Whall joined SecurityLink in 1990 as a Service Manager. He served as a General Manager before joining the senior management team in various capacities and ultimately became President and Chief Operating Officer. After SecurityLink was acquired by GTCR in 2000, Mr. Whall continued to serve as President and Chief Operating Officer. Following SecurityLink’s sale to Tyco in 2001, Mr. Whall was ADT’s Senior Vice President of Business Operations from 2001 to 2004. In 2004, Mr. Whall partnered with GTCR to acquire Honeywell’s Security Monitoring division (“HSM”). At HSM he served as President and Chief Operating Officer. Following the sale of HSM to Stanley Black & Decker, Mr. Whall served as Chief Operating Officer of StanleyWorks’ Convergent Security Solutions division for one year. In 2008, he left Stanley to pursue opportunities with GTCR. That partnership led to GTCR’s acquisition of the Protection One business in June 2010.

Marc E. Becker is the chairman of our Board of Directors and a designee of Apollo. Mr. Becker has also served as a manager of Prime Borrower since its formation in July 2015. Mr. Becker is a Senior Partner of Apollo. He joined Apollo in 1996. Prior to that time, Mr. Becker was employed by Smith Barney Inc. within its Investment Banking division. Mr. Becker also serves on the board of directors of Sun Country Airlines and OneMain Financial. During the past five years, Mr. Becker also served as a director of Pinnacle Agriculture Holdings, LLC; Vantium Capital; Affinion Group Holdings, Inc.; Apollo Residential Mortgage, Inc.; CEVA Holdings, LLC; Evertec Group, LLC; Novitex Holdings, Inc.; Realogy Holdings Corp.; and SourceHOV Holdings, Inc. Mr. Becker is actively involved in a number of non-profit organizations and serves as the chairman of the board of both the TEAK Fellowship and Park Avenue Synagogue. Mr. Becker graduated cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.

Reed B. Rayman is a member of our Board of Directors and a designee of Apollo. Mr. Rayman has also been a manager of Prime Borrower since its formation in July 2015. He is a Principal of Apollo, where he has worked since 2010. Mr. Rayman previously was employed by Goldman, Sachs & Co. in both its Industrials Investment Banking and Principal Strategies groups from 2008 to 2010. Mr. Rayman holds a B.A. in Economics from Harvard University. Mr. Rayman currently serves on the board of directors of New Outerwall, Inc., Coinstar, LLC, Redbox Automated Retail LLC, CareerBuilder, Mood Media Corporation, and ecoATM. He previously served on the board of directors of Verso Corporation.

Stephanie Drescher is a member of our Board of Directors and a designee of Apollo. Ms. Drescher has also been a manager of Prime Borrower since December 2017. Ms. Drescher is a Senior Partner at Apollo, having joined in 2004, and is a member of the firm’s Management Committee. Prior to joining Apollo, Ms. Drescher was employed by JP Morgan for ten years, primarily in its Alternative Investment group. Ms. Drescher has served on the board of directors of the JP Morgan Venture Capital Funds I and II, JP Morgan Corporate Finance Funds I and II, JP Morgan Private Investments Inc., and Allied Waste. Ms. Drescher is currently on the board of directors of The Young Woman’s Leadership Network and the Allen Stevenson School. Ms. Drescher graduated summa cum laude, Phi Beta Kappa from Barnard College of Columbia University and earned her MBA from Columbia Business School.

Required Vote

The two Class I director nominees receiving the highest number of affirmative votes of the voting power present in person or represented by proxy and entitled to vote, shall be elected as directors. In accordance with Delaware law, votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the election of directors.

CORPORATE GOVERNANCE

Controlled Company

Our Common Stock is listed on the NYSE. As Apollo controls more than 50% of the combined voting power of the Company, we are considered a “controlled company” for the purposes of that exchange’s rules and corporate governance standards. We have availed ourselves of the “controlled company” exception under the NYSE rules, which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors and that our compensation committee of our Board of Directors (the “Compensation Committee”) and nominating and corporate governance committee of our Board of Directors (the “Nominating and Corporate Governance Committee”) be composed entirely of independent directors. We will, however, remain subject to the requirement that we have an Audit Committee composed entirely of independent members by the end of the transition period for companies listing in connection with an initial public offering.

If at any time we cease to be a “controlled company” under the NYSE rules, the Board of Directors will take all action necessary to comply with the applicable NYSE rules, including appointing a majority of independent directors to the Board of Directors and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of its risks. The Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee of the Board of Directors (the “Audit Committee”) oversees the management of financial risks. While each committee is responsible for evaluating certain risks, and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Chairman of our Board of Directors and our Chief Executive Officer are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the Chief Executive Officer should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. In addition, our Board of Directors does not currently have a policy as to whether an independent director may be appointed as lead director.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management group permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.

Board of Directors Meetings and Committees

In fiscal 2017, the Board of Directors held seven meetings. All directors other than Messrs. Solomon and Yale attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

The Board of Directors has four committees:

•	Audit;

•	Compensation;

•	Executive; and

•	Nominating and Corporate Governance.

Each committee operates under a written charter which is available at the Company’s website at https://investor.adt.com by clicking on “Governance,” “Governance Documents,” and then the name of the respective committee. Committee charters are also available in print upon the written request of any stockholder. The current committee membership of our Board of Directors is as follows:

Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Matthew E. Winter*	Marc E. Becker*	Marc E. Becker*	Marc E. Becker*
Andrew D. Africk	Reed B. Rayman	Reed B. Rayman	Eric L. Press
Reed B. Rayman	Timothy J. Whall	Timothy J. Whall	Timothy J. Whall

* Committee Chair

Audit Committee

Our Audit Committee consists of Messrs. Winter (Chair), Africk, and Rayman. Our Board of Directors has determined that both Mr. Africk and Mr. Winter qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that both Mr. Africk and Mr. Winter are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE listing standards. The principal duties and responsibilities of our Audit Committee are as follows:

•	to prepare the annual Audit Committee report to be included in our annual proxy statement;

•	to oversee and monitor our accounting, financial and external reporting policies and processes;

•	to oversee and monitor the integrity of our financial statements and internal controls;

•	to oversee and monitor the independence, retention, performance, and compensation of our independent auditor;

•	to oversee and monitor the performance of our internal audit function;

•	to discuss, oversee, and monitor policies with respect to risk assessment and risk management;

•	to oversee and monitor our compliance with legal and regulatory requirements; and

•	to provide regular reports to the Board of Directors.

The Audit Committee has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

Our Compensation Committee consists of Messrs. Becker (Chair), Rayman, and Whall. The principal duties and responsibilities of the Compensation Committee are as follows:

•	to review, evaluate, and make recommendations to the full Board of Directors regarding our compensation strategy;

•

to review and make recommendations to our Board of Directors with respect to corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluate such officers’ performance in light of those goals and objectives and determine executive officer compensation based on this evaluation;

•	to review and make recommendations to the Board of Directors with respect to our incentive compensation plans and equity-based compensation plans;

•	to administer incentive compensation and equity-related plans; and

•	to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

We have elected to avail ourselves of the “controlled company” exception under the NYSE rules which exempts us from the requirement that we have a Compensation Committee composed entirely of independent directors.

Executive Committee

Our Executive Committee of the Board of Directors (the “Executive Committee”) consists of Messrs. Becker (Chair), Rayman, and Whall. Subject to certain exceptions, the Executive Committee generally may exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee serves at the pleasure of our Board of Directors. This committee and any of its members may continue or be changed once our Sponsor no longer owns a controlling interest in us.

Nominating and Corporate Governance Committee

Our Board of Directors established a Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Messrs. Becker (Chair), Press, and Whall. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;

•

to recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;

•	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;

•	to develop and recommend to the Board of Directors for approval a Chief Executive Officer and executive officer succession plan;

•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles applicable to the Company; and

•	to oversee the evaluation of our Board of Directors and its committees.

We have elected to avail ourselves of the “controlled company” exception under the NYSE rules which exempts us from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2017 included Messrs. Becker, Rayman, and Whall. Only Mr. Whall, our Chief Executive Officer, was an officer or employee of the Company during 2017. None of the other members of the Compensation Committee in 2017 was, at any time during 2017 or at any other time, an officer or employee of the Company.

None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2017.

Except as described in the section entitled “—Certain Relationships and Related Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

Identifying and Evaluating Candidates for the Board of Directors

In considering possible candidates to serve on the Board of Directors, the Nominating and Corporate Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials. In addition, the Nominating and Corporate Governance Committee will evaluate each nominee according to the following criteria:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees;

•

Nominees should have the interest and ability to understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interests of all stockholders;

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, gender identity, sexual orientation, age, disability, political affiliation or any other basis proscribed by law. The value of diversity on the Board of Directors should be considered.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•

The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;

•	A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;

•

The name of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board of Directors; and

•

Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.

Each such recommendation must be sent to the Secretary of the Company at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431 and must be received within the time indicted above under “When are stockholder proposals due for consideration at next year’s annual meeting?” The Nominating and Corporate Governance Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.

Corporate Governance Guidelines

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of business conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at https://investor.adt.com/. The code of business conduct and ethics is made available on our website.

We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our managers and Board of Directors carry out their respective responsibilities. The guidelines are available for viewing on our website at https://investor.adt.com/. We will also provide the guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

Director Independence

We have availed ourselves of the “controlled company” exception under the NYSE rules, which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors (see “Corporate Governance—Controlled Company”). No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In accordance with the NYSE listing standards, the Board of Directors considers the following categorical standards of director independence, according to which independent directors:

•

Are not, nor have been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company;

•

Have not received, nor has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(a) Are not a current partner or employee of a firm that is the listed company’s internal or external auditor; (b) does not have an immediate family member who is a current partner of such a firm; (c) does not have an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) were not, and do not have an immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

•

Are not, and do not have an immediate family member who is, or have been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee;

•

Are not a current employee, or an immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; and

•	Do not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof.

The listing standards of the NYSE and the rules of the SEC require the members of a company’s audit committee to be independent. As a “controlled company,” the majority of our Board of Directors is not required to be independent and the NYSE and SEC rules allow us to phase in compliance with the heightened independence requirements for our Audit Committee within one year of January 18, 2018, the effective date of our registration statement in connection with our Initial Public Offering.

The Board of Directors has determined that Mr. Africk and Mr. Winter are our independent directors, as such term is defined by the applicable rules and regulations of the SEC and the NYSE.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive sessions without management on a regular basis. Under the Company’s Board Governance Principles, the Chairman presides at such executive sessions (the “Presiding Director”). In the absence of the Presiding Director, the non-management directors will designate another director to preside over such executive sessions.

Apollo Approval of Certain Matters and Rights to Nominate Certain Directors

As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Common Stock, Apollo will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and certain corporate transactions. See “Certain Relationships and Related Transactions.”

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Communications with the Board of Directors

Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing addressed to the attention of the intended recipient(s), c/o Secretary and Chief Legal Officer, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.

Director Attendance at Annual Meeting

The Company encourages all of our directors to attend each Annual Meeting of Stockholders. To the extent reasonably practicable, the Company regularly schedules a meeting of the Board of Directors on the same day as the Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
Timothy J. Whall	56	Chief Executive Officer, Director
James D. DeVries	55	President
Daniel M. Bresingham	46	Executive Vice President and Chief Administrative Officer
P. Gray Finney	59	Senior Vice President, Chief Legal Officer and Secretary
Jeffrey Likosar	47	Executive Vice President, Chief Financial Officer and Treasurer
Jamie E. Haenggi	48	Senior Vice President and Chief Customer Officer
Donald Young	54	Senior Vice President and Chief Information Officer
Jochen Koedijk	38	Senior Vice President and Chief Marketing Officer
Jay Darfler	41	Senior Vice President, Emerging Growth Markets
Robert M. Dale	61	Senior Vice President, National Account Sales
Zachary Susil	35	Vice President, Controller
Amelia O. Pulliam	47	Senior Vice President, Chief Human Resources Officer

James D. DeVries is our President. From May 2, 2016 to September 2017, Mr. DeVries served as The ADT Security Corporation’s Executive Vice President and Chief Operating Officer. From December 2014 to May 2016, Mr. DeVries served as Executive Vice President of Brand Operations at Allstate Insurance Company, the second largest personal lines insurer in the United States. During his tenure at Allstate, Mr. DeVries led the operations organization, comprising approximately 7,000 employees in the United States, Northern Ireland, and India, and was responsible for, among other things, customer care centers, outbound and inbound phone sales, procurement, technical support, life underwriting and claims, real estate, administration, and fleet management. From March 2008 to December 2014, Mr. DeVries served as Executive Vice President and Chief Administrative Officer of Allstate, where he was accountable for, among other things, real estate and administration, human resources, and procurement. Prior to joining Allstate in 2008, Mr. DeVries served in various executive and management roles at Principal Financial Group, Ameritech, Quaker Oats Company, and Andrew Corporation. Mr. DeVries is a board member of Amsted Industries Inc., a diversified global manufacturer of industrial components serving primarily the railroad, vehicular, and construction and building markets, and a past board member of the Human Resources Management Association of Chicago, the Chicago Public Library Foundation, and the Boys & Girls Clubs of Central Iowa. Mr. DeVries received a bachelor’s degree from Trinity College, which is now known as Trinity International University, a master’s degree from Loyola University, and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Daniel M. Bresingham is our Executive Vice President and Chief Administrative Officer. He also serves as Executive Vice President and Chief Administrative Officer of Prime Borrower, and previously served as Prime Borrower’s Executive Vice President, Chief of Staff, and Treasurer from October 2016 to March 2018. Previously, Mr. Bresingham served as Chief Financial Officer of Prime Borrower from July 2015 to October 2016. From April 2010 to June 2015, Mr. Bresingham served as the Chief Financial Officer of Protection One. Prior to joining the Company, Mr. Bresingham served as Chief Financial Officer of Stanley Convergent Security Solutions from January 2007 through April 2010. Prior to that, Mr. Bresingham served as Controller of HSM Electronic Protection Services from November 2004 to January 2007. Mr. Bresingham also has senior management experience in the telecommunications industry and public accounting experience from his time at Arthur Andersen and PricewaterhouseCoopers. Mr. Bresingham successfully completed the examinations required to become a Certified Public Accountant and a Certified Internal Auditor. Mr. Bresingham holds a bachelor’s degree in Accounting from the University of Illinois at Urbana-Champaign and a MBA from the University of Chicago.

P. Gray Finney is our Senior Vice President, Chief Legal Officer and Secretary. Previously, Mr. Finney served as the Senior Vice President, General Counsel, and Secretary of Protection One from August 2010 to March 2017. From 2005 to 2010, Mr. Finney was the managing member of Finney Law Firm LLC, a law firm focusing primarily on the electronic security industry and telecommunications. From 1997 to 2003, Mr. Finney served as Senior Vice President, General Counsel, and Secretary of ADT Security Services, Inc. From 1988 to 1996, Mr. Finney was a senior lawyer at Ryder System, Inc., and from 1982 to 1985, he was a Senior Tax Specialist at KPMG LLP. Mr. Finney is licensed to practice law in Alabama, Florida, Mississippi, and Texas, and is also licensed to practice public accountancy in both Alabama and Florida. Mr. Finney holds a B.S. in Accounting and Finance from Florida State University and a J.D. from the University of Miami.

Jeffrey Likosar is our Executive Vice President, Chief Financial Officer and Treasurer. He is also Prime Borrower’s Executive Vice President and Chief Financial Officer (since October 2016) and Treasurer (since March 2018). From February 2014 to September 2016, Mr. Likosar served as CFO of Gardner Denver, a leading global provider of high-quality industrial equipment, technologies, and services to a broad and diverse customer base through a family of highly recognized brands. Mr. Likosar was responsible for all aspects of the financial function in this role. From November 2008 to February 2014, Mr. Likosar served in various capacities at Dell Inc., a privately owned multinational computer technology company, including as Chief Financial Officer, End User Computing and Operations, and Vice President of Financial Planning and Analysis and Acquisition Integration. Prior to joining Dell, Mr. Likosar spent most of his career at GE across the Appliances, Plastics, and Aviation Divisions. His roles included Chief Financial Officer of Resins (in GE’s Plastics Division) and Chief Financial Officer of Military Systems (in GE’s Aviation Division), in addition to various other roles in the Plastics and Appliances Divisions. Mr. Likosar began his career at GE Appliances as an analyst in the Financial Management Program and holds a bachelor’s degree in business administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

Jamie E. Haenggi is our Senior Vice President and Chief Customer Officer. Previously, Ms. Haenggi was our Senior Vice President and Chief Growth Officer from March 2018 to July 2018 and our Senior Vice President and Chief Sales and Marketing Officer from July 2015 to March 2018. Ms. Haenggi was the Chief Revenue Officer of Protection One from June 2010 to June 2015. Ms. Haenggi has spent over 20 years in the security industry in a wide range of sales, marketing, and operational positions. Prior to working at Protection One, Ms. Haenggi served as Chief Marketing Officer at Vonage. She has also held leadership positions at National Guardian, Holmes Protection, and ADT Security Services, Inc. At ADT Security Services, Inc., she served as Vice President of Marketing and later as Vice President of Worldwide Marketing. Ms. Haenggi received her bachelor’s degree in International Relations and Japanese from the University of Minnesota.

Donald Young is our Senior Vice President and Chief Information Officer. He is also Prime Borrower’s Chief Information Officer and has served in this role since July 2015. Mr. Young served as the Chief Operating Officer and Chief Information Officer of Prime Borrower from July 2015 to May 2016, and for Protection One from June 2010 to July 2015. Mr. Young joined the alarm industry in 1988 after serving four years in the United States Air Force as a Computer Programmer Analyst. In 1988, Mr. Young first joined SecurityLink as Operations Manager. In 2001, Mr. Young became SecurityLink’s Chief Information Officer. Following the sale of SecurityLink, he was the Vice President of Information Technology at ADT Security Services, Inc. Mr. Young became Chief Information Officer at HSM in 2004. After the January 2007 sale of HSM to StanleyWorks, he was retained as Chief Information Officer of Stanley Convergent Solutions through May 2010.

Jochen Koedijk is our Senior Vice President and Chief Marketing Officer and has served in this role since July 2018. Previously, Mr. Koedijk was the Vice President, Marketing for Chewy.com from 2017 to 2018. Prior to Chewy.com, Mr. Koedijk was the Head of Social Media Advertising at Amazon from 2014 to 2017 and the Sr. Director of Acquisition Marketing for Electronic Arts from 2011-2014. Mr. Koedijk has 18 years of experience in the field of marketing and web development in the eCommerce retail and video games industries in the U.S. and Europe. Mr. Koedijk graduated from the VU University in Amsterdam, The Netherlands, with degrees in Business Administration and Social Sciences.

Jay Darfler is our Senior Vice President, Emerging Growth Markets and has served in this position since May 2016. Previously, Mr. Darfler served as Vice President, Product Development & Connected Home of Cross Country Home Services from 2012 to 2016. Mr. Darfler has also served as Vice President and Divisional Merchandise Manager, Services for OfficeMax. Mr. Darfler has nearly 20 years of experience in emerging markets and commercializing new products and/or services. Mr. Darfler graduated from the University of Illinois at Urbana-Champaign with a degree in Finance.

Robert M. Dale is our Senior Vice President, National Account Sales, and has served in this role since July 2015. He was previously Senior Vice President of Sales for Protection One from 2010 to 2011 and Senior Vice President, National Account Sales, for Protection One from 2011 to July 2015. Mr. Dale began his security career in 1983 as a Commercial Sales Representative for ADT and has held several managerial positions, including National Account Manager, Sales Manager, General Manager, and Regional General Manager before joining Protection One and being named Senior Vice President of Commercial Sales. Mr. Dale earned his bachelor’s degree from the University of Louisville.

Zachary Susil is our Vice President, Controller, and has served in this position since January 2017. Previously, Mr. Susil served as Director of External Reporting and Accounting Research and Policy for The ADT Security Corporation from November 2015 to December 2016 and Director of Accounting Research and Policy from March 2015 to October 2015. Mr. Susil held various accounting positions at The ADT Security Corporation from September 2012. Prior to joining The ADT Security Corporation, Mr. Susil held positions at Tyco International Ltd and Ernst & Young LLP. Mr. Susil has more than 10 years of accounting experience and is a Certified Public Accountant in the state of Florida. Mr. Susil graduated from the University of Florida with a master’s degree in Accounting.

Amelia O. Pulliam is our Senior Vice President, Chief Human Resources Officer, and has served in this position since August 2016. In this role, she is responsible for leading all aspects of the company-wide human resources strategy and people practices for ADT’s nearly 18,000 employees across the U.S. and Canada. Ms. Pulliam joined ADT in August 2014 as Vice President, Talent Management, and was responsible for developing the talent and assessment practices for the company. Prior to joining ADT, Ms. Pulliam was with Coca Cola Enterprises from 2007 to 2014, and in her last post served as Vice President, HR Strategy/M&A and Employee Communications. Ms. Pulliam has nearly 20 years of experience in the field of Human Resources spanning the retail, manufacturing, and services industries in the U.S. and Europe. Ms. Pulliam graduated from the University of South Florida with a degree in Criminology.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Executive Compensation section describes in detail the Company’s executive compensation philosophy and programs. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (the “NEOs”) who, for fiscal year 2017, are listed below.

Name	Title
Timothy J. Whall	President and Chief Executive Officer (“CEO”) (until September 2017) and, since September 2017, CEO

Jeffrey Likosar	Executive Vice President and Chief Financial Officer (until March 2018) and, since March 2018, Executive Vice President, Chief Financial Officer and Treasurer

Daniel M. Bresingham	Chief Financial Officer (until February 2017), Executive Vice President, Treasurer, and Chief of Staff (until August 2017), Executive Vice President, Treasurer, and Chief Administrative Officer (until March 2018) and, since March 2018, Executive Vice President and Chief Administrative Officer

James D. DeVries	Executive Vice President and Chief Operating Officer (until September 2017) and, since September 2017, President

Jamie E. Haenggi	Senior Vice President and Chief Marketing Officer (until September 2017) and, Senior Vice President and Chief Sales and Marketing Officer (until March 2018), Senior Vice President and Chief Growth Officer (until July 2018), and since July 2018, Senior Vice President and Chief Customer Officer

Donald Young	Senior Vice President and Chief Information Officer

Our executive compensation programs have historically been determined by the executive committee of Ultimate Parent. This Compensation Discussion and Analysis addresses the compensation philosophy and programs with respect to fiscal year 2017, and the decisions made by the Executive Committee with respect to our executive compensation programs. In connection with the Company’s initial public offering of 105,000,000 shares of our common stock at an initial public offering price of $14.00 per share pursuant to a Registration Statement on Form S-1 (Registration No. 333-222233), which was declared effective by the SEC on January 18, 2018 (the “IPO” or the “Initial Public Offering”), we formed a Compensation Committee, which is responsible for making decisions with respect to executive compensation.

Executive Compensation Philosophy

The Company’s executive compensation programs are guided by the following principles, which make up our executive compensation philosophy:

•	Pay for Performance. Compensation opportunities are designed to align executives’ pay with the Company’s performance and are focused on producing sustainable long-term growth.

•

Attract, Promote, and Retain Talented Management Team. We compete for talent with other companies of similar size in our market. To attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced between fixed compensation and at-risk compensation.

•

Align Interests with Interests of Stockholders. We believe that management should have a significant financial stake in the Company to align their interests with those of the stockholders and to encourage the creation of long-term value. Therefore, equity awards make up a substantial component of executive compensation.

Our executive compensation programs have three key elements, which have been designed according to these principles: base salary, annual cash incentive compensation, and long-term equity compensation. We also provide limited perquisites and retirement benefits to our NEOs.

Prior to our Initial Public Offering, we balanced our executive compensation program toward equity compensation that promoted direct ownership in the business, alignment of the interests of management with our Sponsor, and a focus on long-term success. Each NEO has made a direct investment in Ultimate Parent and also was granted profits interests under the LP Agreement (defined below), 50% of which vest based on performance factors and the remaining 50% of which vest based solely on service. We have also ensured that the base salary and target annual incentive level of each NEO is competitive to appropriately retain and reward the NEOs for their ongoing service and achievements.

We believe that the design of our executive compensation program and our compensation practices support our compensation philosophy. Following our Initial Public Offering, our Compensation Committee evaluates our compensation philosophy to determine whether it should be adjusted to take into account our status as a publicly traded company, as well as each of the elements of our compensation program, and may make changes as it deems appropriate.

Process for Determining Executive Compensation

Role of Executive Committee

Historically, the Executive Committee has made all determinations regarding the compensation of our NEOs, including their base salaries, target bonus percentages, actual bonus payouts, and long-term equity-based incentives. The Executive Committee makes compensation decisions based on the expertise and knowledge of its members with respect to compensation in the general market for talent, as well as the individual executive’s role with the company, duties and responsibilities, and experience. The Executive Committee does not, however, specifically benchmark NEO compensation to the compensation of executives in similar positions at companies in a peer group. During 2017, the Executive Committee did not engage a compensation consultant in connection with the determination or recommendations of compensation for our NEOs for fiscal year 2017.

Role of Management

In making determinations with respect to executive compensation for executive officers, the Executive Committee considers input from the CEO, who is a member of the Executive Committee. The CEO provides insight to the Executive Committee on specific decisions and recommendations related to the compensation of the executive officers other than the CEO. The Executive Committee believes that the input of the CEO with respect to the assessment of individual performance, succession planning and retention is a key component of the process.

Role of Compensation Consultant

In connection with our Initial Public Offering, we engaged ClearBridge Compensation Group (“ClearBridge”) to perform an analysis of our executive compensation programs and to provide recommendations with respect to any changes that should be made to our executive compensation programs following our Initial Public Offering. ClearBridge was engaged by the Company and not by our Executive Committee or the board of directors of Ultimate Parent. ClearBridge does not provide any services to the Company other than those it provided in connection with our Initial Public Offering.

Process for Determining Executive Compensation After Completion of our Initial Public Offering

In connection with our Initial Public Offering, we formed a Compensation Committee, which is responsible for making all determinations with respect to our executive compensation programs and the compensation of our NEOs. While our CEO is a member of the Compensation Committee and will be directly involved with the decisions with respect to executive compensation made by the Compensation Committee, he does not have any authority with respect to the determination of his own compensation.

The Compensation Committee has the authority to retain, compensate, and terminate an independent compensation consultant and any other advisors necessary to assist in its evaluation of executive compensation.

In December 2017, the Board of Directors retained Pearl Meyer & Partners, LLC, a compensation consulting firm, as its independent external advisor to assist it in its evaluation of non-management director, CEO, and other senior executive compensation, and to provide guidance with respect to developing and implementing our compensation philosophy and programs as a public company.

Elements of Executive Compensation

The Company’s total direct compensation program consists of three main elements: base salary, annual cash incentives, and equity-based long-term incentives. A significant majority of our NEOs’ total direct compensation is performance-based and at risk. The Company also provides various benefit and retirement programs, as well as an annual executive physical for our NEOs (and executive officers). The table below provides an overview of the elements of the Company’s executive compensation program, a brief description of each compensation element, and the reason for inclusion in the executive compensation program.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	*	To attract and retain top talent with the experience, skills, and abilities critical to the long-term success of the Company

		*	To reward sustained success in meeting or exceeding key corporate or business objectives through merit increases

Annual Cash Incentive Bonuses	Variable, performance-based cash compensation	*	To drive Company performance against key strategic goals that are aligned with the interests of stockholders, including our Sponsor

		*	To recognize individuals based upon their performance against goals and objectives aligned to the delivery of key strategic priorities

		*	Performance-based and not guaranteed

Long-Term Incentives—Equity Based	Variable, equity-based compensation (based in the equity of Ultimate Parent) to promote achievement of longer-term performance objectives	*	To directly align the interests of executives with the interests of stockholders, including our Sponsor
		*	To support focus on long-term, sustainable Company performance, and to drive retention of key talent

Compensation Element	Brief Description	Objectives
Investment Requirement	Ability to make a direct investment in Ultimate Parent alongside our Sponsor	*	To align executives’ and our Sponsor’s interests and to encourage executives to have “skin in the game” through direct ownership

Employee Benefits and Perquisites	Includes medical, dental, and disability plans, as well as relocation programs and limited perquisites	*	To promote health, wellness, and well-being of executives

Retirement Programs	Includes both retirement savings plan and deferred compensation plan, as applicable	*	To provide for basic retirement for our executives

Our executive compensation program also provides for retention bonuses where appropriate, cash severance payments and benefits tied to provisions within each NEO’s employment agreement, and accelerated vesting of equity awards in the event of certain terminations of employment following a change in ownership of our business.

Base Salary

Each NEO is party to an employment agreement that provides for a fixed base salary, subject to annual review by the Executive Committee (or, following our Initial Public Offering, by our Compensation Committee). Base salaries may be increased, but, under the terms of the employment agreements, may not be decreased. The Executive Committee (or, after the completion of our Initial Public Offering, our Compensation Committee) reviews base salary levels on an annual basis to determine whether the base salary level is appropriate given the NEO’s job responsibilities, experience, value to the Company, and market level. Base salary levels are determined taking into consideration all elements of compensation as a whole, and based on individual position, experience, and competitive market base salaries for similar positions, but we do not specifically target or “benchmark” base salaries against any particular company or peer group.

2017 Base Salary

In April 2017, the Executive Committee reviewed base salaries of our NEOs and, based on individual performance and an assessment of market factors, determined that the base salaries should be adjusted upward. The new base salaries for each of our NEOs, effective April 30, 2017, are as follows:

Name	2016 Base Salary	2017 Base Salary (effective 04/30/2017)	Increase%
Timothy J. Whall	$700,000	$707,000	1.0%
Jeffrey Likosar	$500,000	$504,548	0.9%
Daniel M. Bresingham	$500,000	$510,000	2.0%
James D. DeVries	$500,000	$520,000	4.0%
Jamie E. Haenggi	$430,000	$440,750	2.5%
Donald Young	$500,000	$510,000	2.0%

Annual Incentive Compensation

The second component of executive officer compensation is an annual cash incentive based on both Company and individual performance. Tying a portion of total compensation to annual Company performance permits us to adjust the performance metrics each year to reflect changing objectives and those that may be of special importance for a particular year. Through the annual incentive program, we seek to provide an appropriate amount of short-term cash compensation that is at risk and tied to the achievement of certain short-term performance goals.

Annual Bonus Targets

Name	January 1, 2017 Target Bonus % of Base Salary
Timothy J. Whall	125%
Jeffrey Likosar	100%
Daniel M. Bresingham	100%
James D. DeVries	100%
Jamie E. Haenggi	60%
Donald Young	100%

2017 Annual Bonus Program

For the 2017 fiscal year, the Executive Committee approved an annual incentive plan (the “AIP”) with a design that reflects the Company’s focus as a subscriber-based business with significant recurring monthly revenues. The metrics utilized in the AIP were selected to drive results in those categories that have the most significant impact on the success of our business. The metrics utilized for the 2017 fiscal year, as well as the respective weightings for each metric, are set forth below.

(in millions, unless otherwise noted)

Performance Metric	Weighting	Performance Target(b)	Actual Performance	Payout as a % of Target	Overall Weighted Business Performance
Covenant Adjusted EBITDA(a)	25%	$2,715	$2,688	89.9%	22.5%
Gross Customer Revenue Attrition	25%	14.0%	13.7%	123.7%	30.9%
Revenue Payback Period	25%	30.9x	30.1x	159.0%	39.8%
New Recurring Monthly Revenue	25%	$50	$48	60.5%	15.1%

TOTAL					108.3%

(a)

Covenant Adjusted EBITDA is defined as Adjusted EBITDA provided under “Executive Compensation—Non-GAAP Measures,” adjusted for gross subscriber acquisitions costs in our Statement of Operations associated with the acquisition of our customers, net of related revenue associated with the sale of equipment.

(b)

For the metrics Covenant Adjusted EBITDA and New Recurring Monthly Revenue, higher actual numbers lead to a greater payout. For the metrics Gross Customer Revenue Attrition and Revenue Payback Period, lower actual numbers lead to a greater payout.

The following table summarizes the calculation of bonuses for fiscal year 2017 paid to each of the NEOs.

Name	Base Salary	Bonus Target %	Bonus Target	Business Performance	Actual Bonus Paid for Fiscal Year 2017
Timothy J. Whall	$707,000	125%	$883,750	108.3%	$957,101
Jeffrey Likosar	$504,548	100%	$504,548	108.3%	$546,425
Daniel M. Bresingham	$510,000	100%	$510,000	108.3%	$552,330
James D. DeVries	$520,000	100%	$520,000	108.3%	$563,160
Jamie E. Haenggi	$440,750	60%	$264,450	108.3%	$286,399
Donald Young	$510,000	100%	$510,000	108.3%	$552,330

Long-Term Equity Compensation

The Company’s long-term incentive compensation program is designed to provide a significant portion of our executives’ compensation opportunity in equity-based instruments. We believe that long-term equity compensation is important to assure that the interests of our executives are aligned with those of our stockholders, thus promoting value-creation for our executives and our stockholders. Following our Initial Public Offering, the annual equity award grant process will occur in conjunction with our annual assessment of individual performance and potential, and will take into account the competitive compensation landscape. In addition to annual grants, the Company may make equity grants in certain other circumstances, such as for new hires or promotions, or to recognize an individual’s extraordinary contributions to the Company.

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined by GAAP, we disclose Adjusted EBITDA and Free Cash Flow as non-GAAP measures which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, or any other measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. We use Adjusted EBITDA to measure the operational strength and performance of our business. We use Free Cash Flow as an additional measure of our ability to repay debt, make other investments, and pay dividends.

Adjusted EBITDA

We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets, (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions, (v) share-based compensation expense, (vi) purchase accounting adjustments under GAAP, (vii) merger, restructuring, integration, and other costs, (viii) financing and consent fees, (ix) foreign currency gains/losses, (x) losses on extinguishment of debt, (xi) radio conversion costs, (xii) management fees and other charges, and (xiii) other non-cash items.

We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about certain non-cash items and about unusual items that we do not expect to continue at the same level in the future, as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, income tax expense, and other adjustments which directly affect our net income. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP. When we disclose Adjusted EBITDA, we also present a reconciliation of Adjusted EBITDA to net income (loss) (the most comparable GAAP measure).

Free Cash Flow

We define Free Cash Flow as cash from operating activities less cash outlays related to capital expenditures. We define capital expenditures to include purchases of property, plant, and equipment; costs associated with transactions in which we retain ownership of the security system; and accounts purchased through our network of authorized dealers or third parties outside of our authorized dealer network. These items are subtracted from cash from operating activities because they represent long-term investments that are required for normal business activities. As a result, subject to the limitations described below, Free Cash Flow is a useful measure of our cash available to repay debt, make other investments, and pay dividends.

Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by using Free Cash Flow in combination with the cash flow results according to GAAP. When we disclose Free Cash Flow, we also present a reconciliation of Free Cash Flow to net cash provided by operating activities (the most comparable GAAP measure).

Pre-IPO Compensation

Class B Units in Ultimate Parent. Each of our NEOs was granted profits interests (i.e., Class B Units in Ultimate Parent (“Class B Units”)) under the LP Agreement. Class B Units allow the NEOs to share in the future appreciation of Ultimate Parent, subject to certain vesting conditions, including both service-based vesting (based on continued employment) and performance-based vesting (based on the return achieved by our Sponsor), as described in more detail below. These Class B Units are designed to foster a long-term commitment to us by our NEOs, provide a balance to the short-term cash components of our compensation program, align a portion of our executives’ compensation to the interests of our Sponsor, promote retention, and reinforce our pay-for-performance structure.

The Class B Units were issued pursuant to the terms of a Class B Unit award agreement between Ultimate Parent and each NEO. Class B Units represent an ownership interest in Ultimate Parent providing the holder with the opportunity to receive, upon a “Realization Event” (defined below), a return based on the appreciation of Ultimate Parent’s equity value from the date of grant. These Class B Units were issued as an upfront grant designed to provide a long-term incentive for five years following the grant date. The awards were structured so that if Ultimate Parent’s equity value were to appreciate, the executive would share in the growth in value from the date of grant solely with respect to the vested portion of the executive’s Class B Units. If Ultimate Parent’s equity were to not appreciate in value or to decrease in value in the future, then the Class B Units would have no value. Grantees were not required to make any capital contribution in exchange for their Class B Units, which were awarded as compensation. Class B Units have no voting rights, and Ultimate Parent may from time to time distribute its available cash to holders of Class B Units along with its other equity holders.

These equity awards also function as a retention device because 50% of the Class B Units subject to each award are scheduled to vest ratably over a five-year period (20% per year), subject to the NEO’s continued employment on each annual vesting date (the “Service Tranche”). The unvested portion of the Service Tranche will also vest on the earlier of (i) the six-month anniversary of a change in control (which includes an initial public offering of the Company) or (ii) the NEO’s termination without cause or for good reason within six months following a change in control, whichever event occurs first.

To reinforce the pay-for-performance structure and alignment with interests of our stockholders, 50% of the Class B Units subject to each award are scheduled to vest only upon satisfaction of certain performance thresholds (the “Performance Tranche”). Fifty percent of the Performance Tranche is scheduled to vest only if as of any measurement date (i.e., any date on which our Sponsor receives cash distributions and/or cash proceeds in respect of Class A Units in Ultimate Parent (“Class A Units”)) our Sponsor has achieved a multiple of invested capital (“MOIC”) of 1.75, and the remaining 50% of the Performance Tranche is scheduled to vest only if as of any measurement date, our Sponsor has achieved a MOIC of 2.0, provided, however, that in the event that a Realization Event occurs on or prior to July 1, 2018, 50% of the Performance Tranche will vest if our Sponsor has achieved, on or prior to July 1, 2018, an internal rate of return (“IRR”) of at least 17.5% and 100% of the Performance Tranche will vest if our Sponsor has achieved, on or prior to July 1, 2018, an IRR of at least 25%.

For purposes of the Class B Unit award agreements, a “Realization Event” means the first occurrence of any of the following: (i) a liquidation of Ultimate Parent and its subsidiaries; (ii) a transfer of all or substantially all of the assets of Ultimate Parent and its subsidiaries to a person or group other than our Sponsor or its affiliates; (iii) a sale or other disposition by our Sponsor, to a person or group other than our Sponsor and its affiliates, in either case, of fifty percent (50%) or more of the Class A Units held by our Sponsor, respectively, as of May 2, 2016; or (iv) a qualified initial public offering of Ultimate Parent (as defined in the LP Agreement).

See the “Fiscal Year 2017 and 2016 NEO Compensation—Outstanding Equity Awards at Fiscal 2017 Year-End Table” section below for more information regarding the Class B Units held by our NEOs.

Investment Requirement. We believe that it is important for key members of our senior management team and directors to build and maintain a long-term ownership position in our company to further align their financial interests with those of our Sponsor and to encourage the creation of long-term value. To achieve such goals and to assure that management owns a meaningful level of equity in Ultimate Parent, each of our NEOs was required to make a direct investment in Ultimate Parent alongside our Sponsor through the purchase of Class A-2 Units of Ultimate Parent (“Class A-2 Units”). We believe that this investment requirement has provided our management team with a desirable level of direct ownership in the business and a sufficient level of capital at risk, thereby reinforcing our goal of aligning the interests of management with the interests of our Sponsor.

Sign-On Retention Bonus. As part of a sign-on compensation package, pursuant to the terms of their respective employment agreements with ADT LLC, Messrs. Likosar and DeVries were each granted a retention bonus opportunity, which is designed to increase their equity ownership in the business through the purchase of Class A-2 Units (and following our Initial Public Offering, shares of our common stock) with the after-tax proceeds of a cash bonus. Further details of Messrs. Likosar’s and DeVries’ respective retention bonuses are described below under “—Fiscal Year 2017 and 2016 NEO Compensation—Employment Agreements” and “—Fiscal Year 2017 and 2016 NEO Compensation—Potential Payments Upon Termination or Change in Control.”

Post-IPO Compensation

Our Compensation Committee reviews with its independent compensation consultant our compensation levels, our compensation mix, and our incentive compensation programs (i) to determine whether any changes are warranted, (ii) to ensure that our programs are based on appropriate measures, goals, and targets for the security industry and our business objectives, and (iii) to ensure that the overall level of total compensation for our executive officers is reasonable in relation to, and competitive with, the compensation paid by similarly situated peer leaders in the security industry, subject to variation for factors such as the individual’s experience, performance, duties, scope of responsibility, prior contributions, and future potential contributions to our business.

Redemption of Class B Units

Simultaneously with our Initial Public Offering, each holder of Class B Units (including the NEOs holding any such units) had his or her entire Class B interest in Ultimate Parent redeemed in full for the number of shares of our common stock that would have been distributed to such holder under the terms of the LP Agreement if Ultimate Parent were to distribute to its partners in-kind all of the shares of our common stock that it holds, valuing such shares at our Initial Public Offering price, in a hypothetical liquidation on the date of our Initial Public Offering (such shares, the “Distributed Shares”). The redemption of Class B Units for Distributed Shares did not result in any accelerated vesting of such Class B Units; the Distributed Shares distributed in redemption of vested Class B Units were fully vested upon such distribution, and the Distributed Shares distributed in redemption of unvested Class B Units were unvested upon such distribution, and remain eligible to vest pursuant to the same vesting schedule as the unvested Class B Units in respect of which they are distributed (i.e., 50% of the Distributed Shares will be subject to vesting based on our Sponsor’s realizing specified multiples of invested capital, and the remainder of the Distributed Shares that are not already vested will generally remain subject to service-based vesting over the remainder of the vesting period (including, for the avoidance of doubt, accelerated vesting on the six-month anniversary of our Initial Public Offering or earlier upon a qualifying termination following our Initial Public Offering) applicable to the corresponding Class B Units). See “Elements of Executive Compensation—Long-Term Equity Compensation” above for a more detailed description of the vesting schedule. In addition to the vesting terms, each individual who received Distributed Shares in redemption of his or her Class B Units in connection with our Initial Public Offering was required to execute a joinder to the Company’s Amended and Restated Management Investor Rights Agreement (the “MIRA”). Under the MIRA, the Distributed Shares are generally subject to transfer restrictions, repurchase rights, and piggy-back registration rights in connection with certain offerings of our common stock.

In addition, each individual who received Distributed Shares in the above-described redemption of his or her Class B Units also received a grant of stock options under the 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The intended purpose of coupling these stock option grants with the distribution of Distributed Shares is to preserve the intended percentage of the future appreciation of Ultimate Parent that the Class B Units would have been allocated had they not been redeemed in connection with our Initial Public Offering. Such stock options have an exercise price equal to our Initial Public Offering price per share of common stock and a term of ten years from the date of grant. Such stock options were partially vested and partially unvested at grant, in the same proportion as the Class B Units held by the recipient immediately prior to the above-described redemption. The unvested portion of such stock options are eligible to vest pursuant to the same vesting schedule as the unvested Distributed Shares held by the recipient of such stock options. Any shares of our common stock acquired upon exercise of such stock options are subject to the terms of the MIRA.

The table below sets forth, based on our Initial Public Offering price of $14.00 per share of common stock, the number of Distributed Shares that were distributed in redemption of Class B Units, and the number of stock options that were granted to each of our NEOs in connection with the redemption described above:

	Distributed Shares		Stock Options
Name	Vested	Unvested	Vested	Unvested	Exercise Price Per Share of Common Stock
Timothy J. Whall	572,282	3,159,448	311,837	1,850,562	$14.00
Jeffrey Likosar	229,355	2,064,193	158,964	1,430,679	$14.00
Daniel M. Bresingham	377,033	2,081,518	205,446	1,219,193	$14.00
James D. DeVries	223,839	2,014,550	155,141	1,396,272	$14.00
Jamie E. Haenggi	323,171	1,784,158	176,096	1,045,023	$14.00
Donald Young	377,033	2,081,518	205,446	1,219,193	$14.00

2018 NEO Compensation

Although our Compensation Committee may make changes to the compensation arrangements for our NEOs, we expect that, at least initially, the elements of our executive compensation program will be similar to the elements in the fiscal year 2017 program. The following summarizes the principal elements of compensation that we expect to provide to each of our named executive officers following our Initial Public Offering.

Fiscal Year 2018 Named Executive Officer Target Compensation Levels

The table below summarizes the target compensation levels for each of our NEOs by element for fiscal year 2018.

Timothy J. Whall
Base Salary	$1,000,000
Target Bonus	1,250,000
Target Long-Term Incentives	4,500,000

Total	$6,750,000

Jeffrey Likosar
Base Salary	$520,000
Target Bonus	520,000
Target Long-Term Incentives	1,000,000

Total	$2,040,000

Daniel M. Bresingham
Base Salary	$510,000
Target Bonus	510,000
Target Long-Term Incentives	600,000

Total	$1,620,000

James D. DeVries
Base Salary	$675,000
Target Bonus	675,000
Target Long-Term Incentives	2,200,000

Total	$3,550,000

Jamie E. Haenggi
Base Salary	$441,000
Target Bonus	308,700
Target Long-Term Incentives	600,000

Total	$1,349,700

Donald Young
Base Salary	$510,000
Target Bonus	510,000
Target Long-Term Incentives	600,000

Total	$1,620,000

2018 Annual Bonus Program Design

For fiscal year 2018, the Company’s AIP design will continue to reflect the Company’s focus as a subscriber-based business with significant recurring monthly revenues, and the metrics utilized have been selected to drive results in those categories that have the most significant impact on the success of our business.

Metric	Weighting
Adjusted EBITDA(a)	40%
Net Recurring Monthly Revenue	40%
Revenue Payback Period	20%

(a)

We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets, (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions, (v) share-based compensation expense, (vi) purchase accounting adjustments under GAAP, (vii) merger, restructuring, integration, and other costs, (viii) financing and consent fees, (ix) foreign currency gains/losses, (x) losses on extinguishment of debt, (xi) radio conversion costs, (xii) management fees and other charges, and (xiii) other non-cash items. When we disclose Adjusted EBITDA, we also present a reconciliation of Adjusted EBITDA to net income (loss) (the most comparable GAAP measure).

Initial Public Offering Equity Awards

In connection with our Initial Public Offering, our Board of Directors adopted, and our stockholders approved, the Omnibus Incentive Plan, pursuant to which we are permitted to grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock, restricted stock units, or other such instruments as permitted under the Omnibus Incentive Plan. The Omnibus Incentive Plan is designed to align the interests of our management team with our stockholders. In connection with our Initial Public Offering, we also granted equity awards to our NEOs under the Omnibus Incentive Plan as part of our fiscal year 2018 compensation program. Such awards included a mix of stock options and restricted stock units. The target value of such awards was weighted as follows:

Grant Type	Weighting
Stock Options	50%
Restricted Stock Units	50%

Stock options granted to our employees, including our NEOs, in connection with our Initial Public Offering have an exercise price equal to our Initial Public Offering price and a term of ten years, and, generally (other than the stock options granted in connection with the redemption of the Class B Units), will cliff vest on the third anniversary of the date of grant, subject to the recipient’s continued employment with the Company through such date. Restricted stock units granted in connection with our Initial Public Offering generally will cliff vest on the third anniversary of the date of grant, subject to the recipient’s continued employment with the Company through such date.

In connection with our Initial Public Offering, our NEOs received the following stock option and restricted stock unit awards (the numbers below do not include the stock options granted or Distributed Shares issued in connection with the redemption of the Class B Units):

Name	Stock Options	Restricted Stock Units
Timothy J. Whall	590,861	160,714
Jeffrey Likosar	131,302	35,714
Daniel M. Bresingham	78,781	21,428
James D. DeVries	288,865	78,571
Jamie E. Haenggi	78,781	21,428
Donald Young	78,781	21,428

Long-Term Equity Compensation After Completion of our Initial Public Offering

Following our Initial Public Offering, we anticipate that we will continue to grant equity awards to employees, including our NEOs, which may be in the form of stock options, restricted stock units, or other such instruments as permitted under the Omnibus Incentive Plan. Generally, equity grants are expected to be made annually to our eligible employees, including or NEOs, with exceptions for promotions and new hires. Awards granted under the Omnibus Incentive Plan are subject to the terms and conditions established by the

Compensation Committee in the applicable award agreement and need not be the same for each participant. To date, all stock options granted under the Omnibus Incentive Plan have a term of ten years. Stock options are granted at an exercise price equal to the fair market value (the closing price on the NYSE) of a share of our common stock on the grant date.

Executive Benefits and Perquisites

The Company’s Executive Officers, including the NEOs, are eligible to participate in the benefit plans that are available to substantially all of the Company’s employees, including defined contribution savings plans (e.g., the RSIP), medical, dental and life insurance plans and long-term disability plans. Additionally, the Company provides relocation benefits when a move is required, as well as certain limited perquisites to the NEOs. None of the NEOs participate in a defined benefit pension plan.

Employment Agreements

Each of our NEOs is party to an employment agreement with one of our operating subsidiaries, which specifies the terms of the executive’s employment, including certain compensation levels, and is intended to assure us of the executive’s continued employment and to provide stability in our senior management team.

In connection with our Initial Public Offering, each of Messrs. Whall, Bresingham, and Young and Ms. Haenggi entered into an amended and restated employment agreement with The ADT Security Corporation and each of Messrs. Likosar and DeVries entered into an amended and restated employment agreement with ADT LLC. In addition to the terms of these agreements described under “—Employment Agreements” below, the employment agreements provide for certain severance payments and benefits following a termination of employment under certain circumstances. For details on the severance payment and benefits under each NEO’s respective employment agreement and Class B Unit award agreement, see “Fiscal Year 2017 and 2016 NEO Compensation—Potential Payments Upon Termination or Change in Control.”

Supplemental Savings and Retirement Plan

All of our NEOs are eligible to participate in the ADT Supplemental Savings and Retirement Plan (the “SSRP”), a deferred compensation plan that permits the elective deferral of base salary and annual performance-based bonus for executives in certain career bands. The SSRP provides eligible employees the opportunity to:

•	contribute retirement savings in addition to amounts permitted under the ADT Retirement Savings and Investment Plan (the “RSIP”);

•	defer compensation on a tax-deferred basis and receive tax-deferred market-based growth; and

•	receive any Company contributions that were reduced under the RSIP due to IRS compensation limits.

Perquisites

We provide limited perquisites to our NEOs, including a monthly auto allowance for Messrs. Whall, Bresingham, and Young, and Ms. Haenggi, and an annual executive physical for all of our NEOs.

Other Compensation Policies and Practices

In connection with our Initial Public Offering, we expect that the Board of Directors will develop certain policies and practices, including an insider trading and equity transaction pre-approval policy, an anti-hedging policy, and a pay recoupment policy, to ensure that our compensation programs appropriately align the interests of our executives with the interests of our stockholders. Our Compensation Committee may also evaluate the share ownership of our NEOs and directors to determine whether stock ownership guidelines should be adopted to encourage share ownership and to ensure that the interests of our NEOs and directors are aligned with the interests of our stockholders.

Tax and Accounting Considerations

Section 162(m) of the Code

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to the executives designated in Section 162(m) of the Code, including, but not limited to its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement. As a new public company and as a result of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, we are assessing our ability to be eligible for transition relief from the deduction limitations imposed under Section 162(m) of the Code. We expect that, following our Initial Public Offering, our Compensation Committee will consider the potential effects of Section 162(m) of the Code on the deductibility of compensation paid to our NEOs.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% penalty on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.

The employment agreements with our NEOs provide that, to the extent an NEO would be subject to Section 280G or 4999 of the Code, the NEO’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the NEO’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the NEO paid the applicable excise tax. We do not provide for excise tax gross-ups to our NEOs.

Risk Mitigation in Compensation Program Design

Our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our annual incentive programs and long-term equity incentives provide an effective and appropriate balance of short-term and long-term incentives to ensure that our executive compensation program is aligned with the Company’s strategic goals without encouraging or rewarding excessive risk.

FISCAL YEAR 2017 AND 2016 NEO COMPENSATION

Summary Compensation Table

The information set forth in the following table reflects compensation paid or earned by the NEOs for fiscal years 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Timothy J. Whall	2017	705,386		254,208	957,101	20,724	1,937,419
President and CEO (until September 2017) and, since September 2017, CEO	2016	572,727	857,500	3,523,855		15,748	4,969,830

Jeffrey Likosar	2017	502,974	537,078	173,254	546,425	143,480	1,903,211
Executive Vice President and Chief Financial Officer (until March 2018) and, since March 2018, Executive Vice President, Chief Financial Officer and Treasurer	2016	102,865	101,749	5,082,107		71,037	5,357,758

Daniel M. Bresingham	2017	504,617		167,479	552,330	20,529	1,244,955
Chief Financial Officer (until February 2017), Executive Vice President, Treasurer, and Chief of Staff (until August 2017), Executive Vice President, Treasurer, and Chief Administrative Officer (until March 2018) and, since March 2018, Executive Vice President and Chief Administrative Officer	2016	446,667	411,633	2,321,599		15,748	3,195,647

James D. DeVries	2017	513,078	466,299	169,087	563,160	14,526	1,726,150
Executive Vice President and Chief Operating Officer (until September 2017) and, since September 2017, President	2016	303,387	298,552	4,959,885			5,561,824

Jamie E. Haenggi	2017	437,030		143,553	286,399	8,574	875,556

Senior Vice President and Chief Marketing Officer (until September 2017) and, Senior Vice President and Chief Sales and Marketing Officer (until July 2018), and since July 2018, Senior Vice President and Chief Customer Officer

Donald Young	2017	498,848		167,479	552,330	13,510	1,232,167
Senior Vice President and Chief Information Officer	2016	456,667	419,130	2,321,599		15,748	3,213,144

(1)

The amounts in this column represent the first installment of the retention bonus opportunity paid to each of Mr. Likosar and Mr. DeVries in accordance with the terms of their respective employment agreements.

(2)

The values in the “Stock Awards” column for fiscal year 2017 reflects the incremental fair value associated with the April 17, 2017, modification of the service-based vesting Class B Units in Ultimate Parent, profit interest unit awards previously awarded to our NEOs computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”). The table above does not include performance-based vesting Class B Units as the achievement of the performance conditions was not deemed probable on the date of the modification. See below for further discussion. The increase in fair value associated with the April 17, 2017 modification for all granted performance-based vesting Class B units assuming achievement of the performance-based vesting conditions was as follows: Mr. Whall $2,226,516; Mr. Bresingham $1,466,881; Mr. DeVries $270,539; Mr. Likosar $277,206; Mr. Young $1,466,881; and Ms. Haenggi $1,257,326. The values in the “Stock Awards” column for fiscal year 2016 reflect the aggregate grant date fair value of the service-based vesting Class B Units in Ultimate Parent, profits interests unit awards, in the year they were granted, computed in accordance with the FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the valuation assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the Class B Unit awards contained in Note 12 “Share-based Compensation” in the consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2017. Achievement of the performance conditions for the performance-based vesting Class B Units was not deemed probable on the date of grant, and, accordingly, pursuant to the SEC’s disclosure rules, no value is included in this table for those portions of the awards. The fair value at the grant date of the performance-based vesting Class B Units granted in 2016 assuming achievement of the performance-based vesting conditions was as follows: Mr. Whall $2,923,398; Mr. Bresingham $1,926,003; Mr. DeVries $4,018,634; Mr. Likosar $4,117,662; and Mr. Young $1,926,003.

(3)	The amounts reported in this column were earned under our annual cash incentive bonus program for the applicable year, which is described above. See “Executive Compensation—2017 Annual Bonus Program.”
(4)	Details with respect to the amounts in this column are set forth, in the All Other Compensation table below.

Summary Compensation Table—All Other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table for each NEO are shown in the following table.

Named Executive	Fiscal Year	Retirement Plan Contributions(a) ($)	Miscellaneous(b) ($)	Total All Other Compensation ($)
Timothy J. Whall	2017	13,500	7,224	20,724
	2016	7,950	7,798	15,748

Jeffrey Likosar	2017	13,500	129,980	143,480
	2016	—	71,037	71,037

Daniel M. Bresingham	2017	13,500	7,029	20,529
	2016	7,950	7,798	15,748

James D. DeVries	2017	14,021	505	14,526
	2016	—	—	—

Jamie E. Haenggi	2017	1,613	6,961	8,574

Donald Young	2017	6,481	7,029	13,510
	2016	7,950	7,798	15,748

(a)

The amounts shown in this column represent matching contributions made by the Company on behalf of each NEO to its tax-qualified retirement plans. For Mr. DeVries only, $13,500 of the amount in this column is in respect of Company contributions to the RSIP, a tax-qualified retirement plan, and $521 is in respect of Company contributions to the SSRP, a nonqualified deferred compensation plan, in fiscal year 2017.
(b)

Miscellaneous compensation in fiscal year 2017 includes the value of a monthly auto allowance and Company-paid contributions for life insurance benefits for Messrs. Whall, Bresingham, and Young, and Ms. Haenggi, and relocation benefits valued at $129,980 for Mr. Likosar. Miscellaneous compensation in fiscal year 2016 includes the value of a monthly auto allowance and Company-paid contributions for supplemental long-term disability insurance benefits for Messrs. Whall, Bresingham, and Young, and relocation benefits for Mr. Likosar.

Grants of Plan-Based Awards in Fiscal 2017 Table

The following table summarizes awards under our 2017 AIP to each of our NEOs for the year ended December 31, 2017. None of our NEOs were granted new equity awards during the year ended December 31, 2017; however, Class B Unit awards that were previously granted to our NEOs were modified in 2017, and the incremental fair value associated with such modification is reflected in the following table. All numbers have been rounded to the nearest whole dollar.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Award Type	Threshold(a)	Target(b)	Maximum(c)	Grant Date Fair Value of Stock Awards(2) ($)
Timothy J. Whall	2017 AIP	441,875	883,750	1,767,500
	Class B Units				254,208

Jeffrey Likosar	2017 AIP	252,274	504,548	1,009,096
	Class B Units				173,254

Daniel M. Bresingham	2017 AIP	255,000	510,000	1,020,000
	Class B Units				167,479

James D. DeVries	2017 AIP	260,000	520,000	1,040,000
	Class B Units				169,087

Jamie E. Haenggi	2017 AIP	132,225	264,450	528,900
	Class B Units				143,553

Donald Young	2017 AIP	255,000	510,000	1,020,000
	Class B Units				167,479

(1)

Under our 2017 AIP, each NEO is eligible to receive an annual cash incentive bonus for the fiscal year, the amount of which will vary depending on the degree of attainment of certain performance goals, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation.” Amounts reported in columns (a) through (c) represent the potential amount of the bonus if performance goals were attained at certain threshold, target, or maximum levels.

(2)

The amounts reflected in the “Grant Date Fair Value of Stock Awards” column reflect the incremental fair value associated with the April 17, 2017, modification of the Class B Units in Ultimate Parent, profits interests unit awards to previously awarded to our NEOs computed in accordance with FASB ASC Topic 718. See footnote (2) to the “Stock Awards” column of the “Summary Compensation Table” above for additional information.

Employment Agreements

Timothy J. Whall

Mr. Whall is party to an amended and restated employment agreement with The ADT Security Corporation dated December 19, 2017, pursuant to which he serves as our Chief Executive Officer. The employment agreement has a term beginning on July 1, 2015, through July 1, 2020, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, Mr. Whall’s annual base salary is $707,000, which is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Whall’s target annual bonus is 125% of base salary. Mr. Whall participates in our long-term incentive plan, and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including without limitation, retirement, medical and welfare benefits.

Mr. Whall’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Jeffrey Likosar

Mr. Likosar is party to an amended and restated employment agreement with ADT LLC, dated December 19, 2017, pursuant to which he serves as our Executive Vice President and Chief Financial Officer. The employment agreement has a term beginning on October 17, 2016, through October 17, 2021, which is automatically extended for successive one-year periods, unless either party provides written notice of nonrenewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, Mr. Likosar’s annual base salary is $504,548, which is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Likosar’s target annual bonus is 100% of base salary. Mr. Likosar participates in our long-term incentive plan, and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

As part of his sign-on compensation package, pursuant to the terms of his employment agreement, Mr. Likosar was granted a retention bonus opportunity. On the first five anniversaries of October 17, 2016 (each, a “Likosar Bonus Date”), subject to his continued employment through each such Likosar Bonus Date, ADT LLC will pay Mr. Likosar a cash bonus in an amount equal to the fair market value (as determined in accordance with the LP Agreement) on such Likosar Bonus Date (as applicable, the “Likosar Bonus Date FMV”) of 16,666.67 Class A-2 Units, less applicable withholding taxes (each such bonus, a “Likosar Retention Bonus”). The after-tax proceeds from each Likosar Retention Bonus payment are then automatically applied by ADT LLC on Mr. Likosar’s behalf to purchase Class A-2 Units at the applicable Likosar Bonus Date FMV. In 2017, it was determined that Mr. Likosar would also receive a cash payment on each Likosar Bonus Date that is equal to the value of distributions with respect to a Class A-2 Unit made prior to such Likosar Bonus Date multiplied by the number of Class A-2 Units in respect of the bonus tranche that vests on such Likosar Bonus Date. Following the consummation of our Initial Public Offering, each Likosar Retention Bonus installment that becomes due will be satisfied by the Company through issuance of shares of common stock to Mr. Likosar with a value equal to the value of the portion of the Likosar Retention Bonus that vests on the Likosar Bonus Date. Alternatively, on or after our Initial Public Offering, the Company may elect to issue Mr. Likosar, in lieu of paying future Likosar Retention Bonus installments, a one-time grant of restricted shares of our common stock having an aggregate grant date value equal to the value of all then-unpaid Likosar Retention Bonus installments, which shares shall thereafter vest ratably on each subsequent Likosar Bonus Date.

Mr. Likosar’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Daniel M. Bresingham

Mr. Bresingham is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, pursuant to which he serves as our Executive Vice President, Treasurer and Chief Administrative Officer. The employment agreement has a term beginning on July 1, 2015, through July 1, 2020, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, Mr. Bresingham’s annual base salary is $510,000, which is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Bresingham’s target annual bonus is 100% of base salary. Mr. Bresingham participates in our long-term incentive plan, and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits. Mr. Bresingham’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

James D. DeVries

Mr. DeVries is party to an amended and restated employment agreement with ADT LLC dated December 19, 2017, pursuant to which he serves as our President. The employment agreement has a term beginning on May 23, 2016, through May 23, 2021, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, Mr. DeVries’ annual base salary is $520,000, which is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. DeVries target annual bonus is 100% of base salary. Mr. DeVries participates in our long-term incentive plan, and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

As part of his sign-on compensation package, pursuant to the terms of his employment agreement, Mr. DeVries was granted a retention bonus opportunity. On the first five anniversaries of May 2, 2016 (each, a “DeVries Bonus Date”), subject to his continued employment through each such DeVries Bonus Date, ADT LLC will pay Mr. DeVries a cash bonus in an amount equal to the fair market value (as determined in accordance with the LP Agreement) on such DeVries Bonus Date of 33,333.334 Class A-2 Units, less applicable withholding taxes (each such bonus, a “DeVries Retention Bonus”). The after-tax proceeds from each DeVries Retention Bonus payment are then automatically applied by ADT LLC on Mr. DeVries’ behalf to purchase Class A-2 Units at the applicable DeVries Bonus Date FMV. In 2017, it was determined that Mr. DeVries would also receive a cash payment on each DeVries Bonus Date that is equal to the value of distributions with respect to a Class A-2 Unit made prior to such DeVries Bonus Date multiplied by the number of Class A-2 Units in respect of the bonus tranche that vests on such DeVries Bonus Date. In connection with the consummation of our Initial Public Offering, each DeVries Retention Bonus installment that has not yet been paid will accelerate in full and be paid to Mr. DeVries in the form of an issuance of shares of common stock having a value based on the offering price equal to the value of such unpaid installments, and any unpaid prior distributions contemplated by the immediately preceding sentence will be paid in cash, as described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Mr. DeVries’ employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Jamie E. Haenggi

Ms. Haenggi is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, pursuant to which she serves as our Senior Vice President and Chief Sales and Marketing Officer. The employment agreement has a term beginning on July 1, 2015, through July 1, 2020, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under her employment agreement, Ms. Haenggi’s annual base salary is $441,000, which is subject to annual review and possible increase (but not decrease). In addition, she is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Ms. Haenggi’s target annual bonus is 60% of base salary. Ms. Haenggi participates in our long-term incentive plan, and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Ms. Haenggi’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Donald Young

Mr. Young is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, pursuant to which he serves as our Senior Vice President and Chief Information Officer. The employment agreement has a term beginning on July 1, 2015, through July 1, 2020, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, Mr. Young’s annual base salary is $510,000, which is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Young’s target annual bonus is 100% of base salary. Mr. Young participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Young’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Class B Unit Awards

Each of our NEOs were previously granted Class B Units which are subject to the same service-based and performance-based vesting conditions as described above under “—Elements of Executive Compensation—Long-Term Equity Compensation.” These Class B Units were granted in connection with the Company’s acquisition of The ADT Corporation on May 2, 2016 (the “ADT Acquisition”) to compensate Messrs. Whall, Bresingham, Young, and Ms. Haenggi for their additional duties and responsibilities with the larger combined company and to prevent the dilution of the Class B Units that they held in Ultimate Parent prior to the transaction. For Messrs. Likosar and DeVries, these Class B Units were granted in connection with their hiring. On April 17, 2017, the Executive Committee of Ultimate Parent approved an adjustment to all Class B Unit awards outstanding as of such date to reduce the impact on such individuals of certain incremental interest expenses and other reductions to equity value resulting from the incurrence of certain debt obligations by Prime Borrower, the proceeds of which were used to fund the payment of a distribution to the partners of Ultimate Parent.

Outstanding Equity Awards at Fiscal 2017 Year-End Table

The following table shows outstanding Class B Units outstanding as of December 31, 2017, for each of the NEOs. All numbers have been rounded to the nearest whole dollar or unit.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(4)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Timothy J. Whall	08/11/2016	701,265	9,747,580	876,581	12,184,475
	07/01/2015	525,949	8,362,582	876,581	13,937,637

Jeffrey Likosar	11/21/2016	924,020	12,843,871	1,155,024	16,054,838

Daniel M. Bresingham	08/11/2016	462,010	6,421,935	577,512	8,027,419
	07/01/2015	346,508	5,509,466	577,512	9,182,443

James D. DeVries	11/21/2016	901,798	12,534,982	1,127,247	15,668,727

Jamie E. Haenggi	08/11/2016	396,008	5,504,516	495,010	6,880,645
	07/01/2015	297,006	4,722,399	495,010	7,870,666

Donald Young	08/11/2016	462,010	6,421,935	577,512	8,027,419
	07/01/2015	346,508	5,509,466	577,512	9,182,443

(1)	Represents unvested Class B Units subject to service-based vesting requirements (i.e., the Service Tranche). See footnote 4 for Service Tranche vesting dates.
(2)

The Class B Units represent profit interests in Ultimate Parent, which will have value only if the value of Ultimate Parent increases following the date on which the awards of such Class B Units are granted and only after the aggregate amount of capital contributions in respect of all Class A Units have been repaid to the holders of the Class A Units. There is no public market for the Class B Units, accordingly, the market or payout value of the unvested B Units is based on the value of the underlying shares of our common stock that are held by Ultimate Parent as of December 31, 2017. For purposes of this table, the shares of our common stock were valued using an initial public offering price of $14.00 per share of our common stock.

(3)

Represents unvested Class B Units subject to performance-based vesting requirements (i.e., the Performance Tranche). These performance-based Class B Units will vest upon a “Realization Event” if, and to the extent that, our Sponsor receives specified levels of its invested capital in the Company in connection with the Realization Event. See “Executive Compensation—Elements of Executive Compensation—Long-Term Equity Compensation” above for a discussion of the Performance Tranche vesting criteria.

(4)	The vesting schedules of the Class B Units designated as the Service Tranche are as follows (subject to the NEO’s continued employment through each applicable vesting date):

Name	Grant Date	Vesting Schedule
Timothy J. Whall	08/11/2016	Vests 20% per year over 5 years. Approximately 175,316 Class B Units are scheduled to vest on each of May 2, 2018, 2019, 2020, and 2021.
	07/01/2015	Vests 20% per year over 5 years. Approximately 175,316 Class B Units are scheduled to vest on each of July 1, 2018, 2019, and 2020.

Jeffrey Likosar	11/21/2016	Vests 20% per year over 5 years. Approximately 231,004 Class B Units are scheduled to vest on each of May 2, 2018, 2019, 2020, and 2021.

Name	Grant Date	Vesting Schedule
Daniel M. Bresingham	08/11/2016	Vests 20% per year over 5 years. Approximately 115,502 Class B Units are scheduled to vest on each of May 2, 2018, 2019, 2020, and 2021.
	07/01/2015	Vests 20% per year over 5 years. Approximately 115,502 Class B Units are scheduled to vest on each of July 1, 2018, 2019, and 2020.

James D. DeVries	11/21/2016	Vests 20% per year over 5 years. Approximately 225,449 Class B Units are scheduled to vest on each of May 2, 2018, 2019, 2020, and 2021.

Jamie E. Haenggi	08/11/2016	Vests 20% per year over 5 years. Approximately 99,002 Class B Units are scheduled to vest on each of May 2, 2018, 2019, 2020, and 2021.
	07/01/2015	Vests 20% per year over 5 years. Approximately 99,002 Class B Units are scheduled to vest on each of July 1, 2018, 2019, and 2020.

Donald Young	08/11/2016	Vests 20% per year over 5 years. Approximately 115,502 Class B Units are scheduled to vest on each of May 2, 2018, 2019, 2020, and 2021.
	07/01/2015	Vests 20% per year over 5 years. Approximately 115,502 Class B Units are scheduled to vest on each of July 1, 2018, 2019, and 2020.

Stock Vested in Fiscal 2017 Table

The following table sets forth information regarding Class B Units that vested during fiscal year 2017 for the NEOs. All numbers have been rounded to the nearest whole dollar or unit, where applicable.

		Stock Awards
Name	Vesting Date	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Timothy J. Whall	05/02/2017	175,316	419,005
	07/01/2017	175,316	987,029

Jeffrey Likosar	05/02/2017	231,004	552,100

Daniel M. Bresingham	05/02/2017	115,502	276,050
	07/01/2017	115,502	650,276

James D. DeVries	05/02/2017	225,449	538,823

Jamie E. Haenggi	05/02/2017	99,002	236,614
	07/01/2017	99,002	557,381

Donald Young	05/02/2017	115,502	276,050
	07/01/2017	115,502	650,276

(1)

Awards of Class B Units (i.e., the Service Tranche), which generally vest in five annual installments of 20% each. See footnote 4 to the “Outstanding Equity Awards at Fiscal 2017 Year-End Table” and “Elements of Executive Compensation—Long-Term Equity Compensation” for additional vesting details.

(2)

The Class B Units represent profit interests in Ultimate Parent, which will have value only if the value of Ultimate Parent increases following the date on which the awards of such Class B Units are granted and only after the aggregate amount of capital contributions in respect of all Class A Units have been repaid to the holders of the Class A Units. There is no public market for the Class B Units, accordingly, the market or payout value of the unvested B Units represents the value of each such B Unit based on the value of the business as of the vesting date (i.e. $12.02 per Class A Unit and $13.26 per Class A Unit, which was the fair market value of a Class A Unit on May 2, 2017 and July 1, 2017, respectively, as determined by the Executive Committee of Ultimate Parent).

Non-qualified Deferred Compensation for Fiscal 2017

The following table sets forth information related to the non-qualified deferred compensation accounts of our NEOs as of December 31, 2017.

Name	Executive Contributions in Last FY(1) ($)(a)	Registrant Contributions in Last FY(1) ($)(b)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Jeffrey Likosar	16,736	—	1,286	—	18,022
James D. DeVries	32,498	521	228	—	43,669
Donald Young	18,010	—	1,497	—	19,507

(1)

The amounts shown in columns (a) and (b) reflect employee and Company contributions, respectively, under the SSRP, the Company’s non-qualified retirement savings plan during fiscal 2017. All of the amounts in columns (a) and (b) are included in the Summary Compensation Table under the column heading “Salary” and “All Other Compensation,” respectively.

(2)	The amounts shown in this column include earnings (or losses) on the NEO’s notional account in the SSRP.
(3)

For Mr. DeVries, the amounts reflected in this column are inclusive of amounts in respect of his contributions to the SSRP for fiscal 2016 ($10,417) which contributions are included in the aggregate amount reported in the Summary Compensation Table under the column heading “Salary” for fiscal 2016.

The SSRP is a non-qualified deferred compensation plan that operates in conjunction with our RSIP. A participant must designate the portion of the credits to his or her account that shall be allocated among the various measurement funds. In default of such designation, credits to a participant’s account are allocated to one or more measurement funds as determined by the SSRP’s plan administrator. Participant notional account balances are credited daily with the rate of return earned by the applicable measurement fund. The measurement funds for the SSRP are consistent with those funds available under the Company’s RSIP.

For fiscal 2017 (i) Mr. Likosar elected to make pre-tax contributions equal to 5% of his base salary, (ii) Mr. DeVries elected to make pre-tax contributions equal to 6% of his base salary and 6% of his performance bonus, and (iii) Mr. Young elected to make pre-tax contributions equal to 5% of his base salary. The Company will make matching contributions equal to 100% of the first 5% of eligible pay contributed by each eligible executive. Under the terms of the SSRP, an eligible executive may elect to defer up to 50% of his base salary and up to 100% of his performance bonus.

A participant is always fully vested in the participant’s own contributions and vests in the Company contributions over three years from the date of hire (subject to full vesting upon death, disability, retirement (e.g., (i) age 55 and (ii) a combination of age and years of service at separation totaling at least 60), or a change in control). Distributions are made in either a lump sum or in annual installments (up to 15 years) in accordance with a participant’s election. In the event a separation from service is due to a participant’s death or disability a distribution is made in a lump sum within 90 days of such event.

Potential Payments Upon Termination or Change in Control

Severance Payments and Benefits under Employment Agreements

All of our NEOs are entitled to certain severance payments and benefits following termination of employment under his employment agreement. All severance payments and benefits are conditioned upon the execution by each NEO of a general release of claims in favor of the Company and the NEO’s continued compliance with the restrictive covenants contained in the NEO’s employment agreement. All of the NEOs’

employment agreements prohibit the NEO from disclosing confidential information of the Company at any time. In addition, the NEOs may not make disparaging statements about the Company, its products or practices, or any of its directors, officers, agents, representatives, stockholders, or the Company’s affiliates at any time. All of our NEOs are required during employment and for the twenty-four (24) month period thereafter (except that Mr. Young’s restricted period is reduced to six (6) months if his employment is terminated following a Realization Event) not to compete with the Company and are required during such same period not to solicit the employees, customers, subscribers, or suppliers of the Company. References to the “Company” in this paragraph and in this section mean Ultimate Parent and any direct or indirect subsidiaries thereof and any successors thereto. A Realization Event for purposes of Mr. Young’s employment agreement is generally consistent with the definition in the Class B Unit award agreement, except that the relevant date of reference for clause (iii) of the definition of Realization Event in Mr. Young’s employment agreement is December 19, 2017.

If an NEO’s employment is terminated by the Company without Cause (defined below), by the Company in the event the Company elects not to renew the term of his employment, or by the NEO for Good Reason (defined below) (each, a “Qualifying Termination”), the NEO will be entitled to: (i) continued payment of his annual base salary beginning on the date of the Qualifying Termination (the “Qualifying Termination Date”) and ending on the earlier of (x) the twenty-four (24) month anniversary of the Qualifying Termination Date (or, in the case of Mr. Young, if such Qualifying Termination Date occurs following a Realization Event, the six (6) month anniversary of the Qualifying Termination Date) and (y) the first date that the NEO violates any restrictive covenants in his employment agreement (the “Severance Period”), (ii) continued coverage during the Severance Period for the NEO and any eligible dependents under the health and welfare plans in which the NEO and any such dependents participated immediately prior to the Qualifying Termination Date, subject to any active-employee cost-sharing or similar provision in effect for the executive as of immediately prior to the Qualifying Termination Date, and (iii) a prorated portion of the annual bonus payable with respect to the year of such Qualifying Termination, based solely on the actual level of achievement of the applicable performance goals for such year, and payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year.

With respect to Mr. DeVries’ retention bonus, if (i) his employment is terminated by the Company without Cause, due to his death, or on account of his disability, or if Mr. DeVries terminates his employment for Good Reason prior to May 23, 2021, or (ii) a change in control occurs, then, upon the earlier of (i) and (ii), the Company will pay Mr. DeVries a cash bonus equal to the fair market value (as determined in accordance with the LP Agreement) on such date (the “Relevant Date FMV”) in respect of the unpaid DeVries Retention Bonus installments. The after-tax proceeds from such payment will then be automatically applied by ADT LLC on Mr. DeVries’ behalf to purchase Class A-2 Units at the applicable Relevant Date FMV. In addition, Mr. DeVries will receive a cash payment that is equal to the value of distributions with respect to a Class A-2 Unit made prior to such date multiplied by the number of Class A-2 Units in respect of the bonus tranche(s) that vest on such date. The completion of our Initial Public Offering will qualify as a change in control for purposes of the DeVries Retention Bonus. Accordingly, Mr. DeVries will be paid the unpaid DeVries Retention Bonus installments as of the date of the completion of our Initial Public Offering and the additional cash payment in respect of prior distributions as described in this paragraph. The unpaid DeVries Retention Bonus installments that will be payable upon the completion of our Initial Public Offering will be satisfied by the Company through issuance of shares of common stock to Mr. DeVries under the Omnibus Incentive Plan equal to the value of the portion of the DeVries Retention Bonus that vests on the DeVries Bonus Date and will be subject to the terms and conditions of the MIRA which include transfer restrictions, repurchase rights, and piggy-back registration rights in connection with certain offerings of our common stock.

With respect to Mr. Likosar’s retention bonus, if his employment is terminated by the Company without Cause, due to his death, or on account of his disability, or if Mr. Likosar terminates his employment for Good Reason prior to October 17, 2021, then the Company will pay Mr. Likosar a cash bonus equal to the fair market value (as determined in accordance with the LP Agreement) on such date (the “Termination Date FMV”) in respect of the unpaid Likosar Retention Bonus installments. The after-tax proceeds from such payment will then be automatically applied by ADT LLC on Mr. Likosar’s behalf to purchase Class A-2 Units at the applicable Termination Date FMV. In addition, Mr. Likosar will receive a cash payment that is equal to the value of distributions with respect to a Class A-2 Unit made prior to such date multiplied by the number of Class A-2 Units in respect of the bonus tranche(s) that vest on such date. Following the consummation of our Initial Public Offering, each Likosar Retention Bonus installment that becomes due will be satisfied by the Company through issuance of shares of common stock to Mr. Likosar under the Omnibus Incentive Plan equal to the value of the portion of the Likosar Retention Bonus that vests on the Likosar Bonus Date and will be subject to the terms and conditions of the MIRA which include transfer restrictions, repurchase rights, and piggy-back registration rights in connection with certain offerings of our common stock. Alternatively, on or after the offering, the Company may elect to issue Mr. Likosar in lieu of paying future Likosar Retention Bonus installments, a one-time grant of restricted shares of our common stock having an aggregate grant date value equal to the value of all then-unpaid Likosar Retention Bonus installments, which shares shall thereafter vest ratably on each subsequent Likosar Bonus Date.

The Company does not reimburse its NEOs with respect to any excise tax triggered by Section 4999 of the Code, but any parachute payments (i.e., payments made in connection with a change in control as defined in Section 280G of the Code and the regulations thereunder) will be capped at three times the NEO’s “base amount” under Section 280G of the Code and the regulations thereunder if the cap results in a greater after-tax payment to the NEO than if the payments were not capped.

Applicable Definitions

For purposes of the employment agreements with our NEOs:

A termination is for “Cause” if the NEO:

•

Is convicted of, or pleads nolo contendere to, a crime that constitutes a felony or involves fraud or a breach of the executive’s duty of loyalty with respect to the Company, or any of its customers or suppliers that results in material injury to the Company,

•	Repeatedly fails to perform reasonably assigned duties which remain uncured for ten (10) days after receiving written notice,

•	Commits an act of fraud, misappropriation, embezzlement, or materially misuses funds or property belonging to the Company,

•

Commits a willful violation of the Company’s written policies, or other willful misconduct that results in material injury to the Company, which remains uncured for ten (10) days after receiving written notice,

•	Materially breaches his employment agreement resulting in material injury to the Company, which remains uncured for ten (10) days after receiving written notice, or

•	Violates the terms of his confidentiality, non-disparagement, non-competition and non-solicitation provisions.

The NEOs may terminate their employment for “Good Reason” if any of the following events occur without the NEO’s prior express written consent:

•	The executive’s annual base salary or target bonus are decreased,

•

The Company (for purposes of this definition, means The ADT Security Corporation or ADT LLC) fails to pay any material compensation due and payable to the executive in connection with his employment or employment agreement,

•	The executive’s duties, responsibilities, authority, positions, or titles are materially diminished,

•

The Company requires the executive to be relocated more than thirty (30) miles from a specified location (the Romeoville, Illinois, area for Messrs. Whall and Bresingham, the Longwood, Florida, area for Mr. Young, the Wichita, Kansas, area for Ms. Haenggi, and the Boca Raton, Florida, area for Messrs. DeVries and Likosar), or

•	The Company breaches its obligations under the executive’s employment agreement.

The NEO must provide written notice to the Company describing the events that constitute Good Reason within forty-five (45) days following the first occurrence of such events and the Company has a thirty (30) day cure period following receipt of such notice, before an NEO may terminate his employment for Good Reason.

Equity Awards. In addition, the Class B Unit award agreements for the outstanding equity awards held by our NEOs provide for special treatment upon certain terminations of employment, including a Qualifying Termination following a “change in control” (defined below) or in connection with a change in control.

•

Termination of Employment—Pursuant to the terms for the Class B Unit award agreements, other than in the case of a change in control, if an NEO experiences a Qualifying Termination before the Service Tranche is fully vested, an additional 20% of the Service Tranche will immediately vest on the Qualifying Termination Date (the cumulative vested percentage of the Service Tranche after giving effect to such additional vesting is referred to as the “Vested Percentage at Termination”) and the unvested Class B Units attributed to the Service Tranche will be forfeited immediately. If an NEO experiences a Qualifying Termination and during the one (1) year period following the Qualifying Termination Date all or any portion of the Performance Tranche would have vested had the NEO’s employment not been terminated, then the NEO will also be deemed vested in a percentage of the Performance Tranche equal to the product of (i) the percentage of the Performance Tranche (e.g., 50% or 100%) that would have vested had the NEO’s employment not been terminated multiplied by (ii) the Vested Percentage at Termination.

•

In the event the NEO’s employment is terminated for Cause all Class B Units (whether vested or unvested) then held by the NEO are immediately forfeited. Other than as described in the immediately preceding paragraph and the following paragraph, if the NEO experiences a termination of employment, all unvested Class B Units then held by the NEO are immediately forfeited.

•

Change in Control—Pursuant to the terms for the Class B Unit award agreements, the Service Tranche will vest in full on the earlier of (i) the six (6) month anniversary of a change in control and (ii) a Qualifying Termination of the NEO following a change in control. The proceeds from any transaction resulting in a change in control that related to the unvested portion of the Service Tranche will be held in escrow for the NEO’s benefit from the date of the change in control through the date on which the NEO either vests in or forfeits the unvested portion of the Service Tranche.

For purposes of the Class B Unit award agreements and the DeVries Retention Bonus, a “change in control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) (A) our Sponsor ceases to be the beneficial owner, directly or indirectly, of a majority of the combined voting power of Ultimate Parent’s outstanding securities; and (B) a person or group other than our Sponsor becomes the direct or indirect beneficial owner of a percentage of the combined voting power of Ultimate Parent’s outstanding securities that is greater than the percentage of the combined voting power of Ultimate Parent’s outstanding securities beneficially owned directly or indirectly by our Sponsor; (ii) sale of all or substantially all of the assets of Ultimate Parent to a person or group other than our Sponsor; (iii) a liquidation or dissolution of Ultimate Parent and its subsidiaries; or (iv) an initial public offering of Ultimate Parent or one of its subsidiaries. The completion of our Initial Public Offering constituted a change in control for purposes of the Class B Unit award agreements and the DeVries Retention Bonus.

SSRP Accelerated Vesting of Company Contributions. To the extent that a participant in the SSRP is not fully vested in the Company contributions made to his or her notional account balance, the participant will fully vest in such amounts upon a termination of employment due to his or her death, disability, retirement (e.g., (i) age 55 and (ii) a combination of age and years of service at separation totaling at least 60), or upon a change in control (regardless of whether or not the participant’s employment terminates).

The following table summarizes the severance benefits that would have been payable to each of the NEOs upon termination of employment or upon a qualifying termination in connection with a change in control (including, a Realization Event), assuming that the triggering event or events occurred on December 31, 2017, which was the last business day of 2017.

	Change in Control		Termination of Employment
Name and Form of Compensation	Without Qualified Termination ($)(1)	With Qualified Termination ($)(1)	With Cause ($)	With Qualified Termination ($)(2)	Retirement ($)	Death or Disability ($)
Timothy J. Whall
Salary Continuation	—	1,414,000	—	1,414,000	—	—
Prorated Bonus	—	883,750	—	883,750	—	—
Benefit Continuation	—	18,882	—	18,882	—	—
Accelerated Vesting of Class B Unit Awards	44,232,274	44,232,274	—	5,224,417	—	—

Total	44,232,274	46,548,906	—	7,541,049	—	—

Jeffrey Likosar
Salary Continuation	—	1,009,096	—	1,009,096	—	—
Prorated Bonus	—	504,548	—	504,548	—	—
Benefit Continuation	—	22,722	—	22,722	—	—
Accelerated Vesting of Class B Unit Awards	28,898,709	28,898,709	—	3,210,970	—	—
Accelerated Vesting of Retention Bonus(3)	—	1,700,047	—	1,700,047	—	1,700,047
Accelerated Vesting of SSRP Account(4)	—	—	—	—	—	—

Total	28,898,709	32,135,122	—	6,447,383	—	1,700,047

Daniel M. Bresingham
Salary Continuation	—	1,020,000	—	1,020,000	—	—
Prorated Bonus	—	510,000	—	510,000	—	—
Benefit Continuation	—	25,241	—	25,241	—	—
Accelerated Vesting of Class B Unit Awards	29,141,263	29,141,263	—	3,441,960	—	—

Total	29,141,263	30,696,504	—	4,997,201	—	—

James D. DeVries
Salary Continuation	—	1,040,000	—	1,040,000	—	—
Prorated Bonus	—	520,000	—	520,000	—	—
Benefit Continuation	—	22,722	—	22,722	—	—
Accelerated Vesting of Class B Unit Awards	28,203,709	28,203,709	—	3,133,741	—	—
Accelerated Vesting of Retention Bonus(3)	3,400,093	3,400,093	—	3,400,093	—	3,400,093
Accelerated Vesting of SSRP Account(4)	521	521	—	—	521	521

Total	31,604,323	33,187,045	—	8,116,556	521	3,400,614

	Change in Control		Termination of Employment
Name and Form of Compensation	Without Qualified Termination ($)(1)	With Qualified Termination ($)(1)	With Cause ($)	With Qualified Termination ($)(2)	Retirement ($)	Death or Disability ($)
Jamie E. Haenggi
Salary Continuation	—	882,000	—	882,000	—	—
Prorated Bonus	—	264,450	—	264,450	—	—
Benefit Continuation	—	25,644	—	25,644	—	—
Accelerated Vesting of Class B Unit Awards	24,978,226	24,978,226	—	2,950,260	—	—

Total	24,978,226	26,150,320	—	4,122,354	—	—

Donald Young
Salary Continuation(5)	—	1,020,000	—	1,020,000	—	—
Prorated Bonus	—	510,000	—	510,000	—	—
Benefit Continuation	—	17,639	—	17,639	—	—
Accelerated Vesting of Class B Unit Awards	29,141,263	29,141,263	—	3,441,960	—	—
Accelerated Vesting of SSRP Account(4)	—	—	—	—	—	—

Total	29,141,263	30,688,902	—	4,989,599	—	—

(1)

Class B Units represent profit interests in Ultimate Parent, which will have value only if the value of Ultimate Parent increases following the date on which the awards of such Class B Units are granted and only after the aggregate amount of capital contributions in respect of all Class A Units have been repaid to the holders of the Class A Units. In accordance with the terms of the Class B Unit award agreements, assuming that a change in control was also a Realization Event, (i) the hypothetical return to our Sponsor would have been sufficient to trigger full vesting of the Performance Tranche and (ii) the vesting of the Service Tranche would have accelerated and become vested in connection with a change in control, as described in this section under the heading “—Equity Awards.” Based on the value of the business at the end of fiscal year 2017, using an initial public offering price of $14.00 per share of common stock, the value attributed to the Accelerated Vesting of Class B Unit Awards with respect to the Performance Tranche and the Service Tranche is reflected in the table above.

(2)

Class B Units represent profit interests in Ultimate Parent, which will have value only if the value of Ultimate Parent increases following the date on which the awards of such Class B Units are granted and only after the aggregate amount of capital contributions in respect of all Class A Units have been repaid to the holders of the Class A Units. In accordance with the terms of the Class B Unit award agreements, absent a change in control, upon a qualified termination of employment the executive would vest in an additional 20% of the Class B Units in respect of the Service Tranche, as described in this section under the heading “—Equity Awards.” Based on the value of the business at the end of fiscal year 2017, using an initial public offering price of $14.00 per share of common stock, the value attributed to the Accelerated Vesting of Class B Unit Awards with respect to the Service Tranche is reflected in the table above.

(3)

There is no public market for the Class A Units, accordingly, amounts with respect to Messrs. DeVries’ and Likosar’s retention bonuses are calculated based on an initial public offering price of $14.00 per share of common stock multiplied by 1.681, assuming that this was the fair market value of a Class A Unit on December 31, 2017, multiplied by the number of Class A-2 Units in respect of the bonus tranche that vests on such date. The amounts reflected also include the value of the additional cash payment that each of Mr. DeVries and Mr. Likosar is entitled to receive for previous accrued but unpaid distributions in respect of the Class A-2 Units comprising the retention bonus tranche that vests on such date (for Mr. DeVries $262,227, and for Mr. Likosar, $131,113).

(4)

While each of Messrs. Likosar, DeVries, and Young participated in the Company’s SSRP in fiscal year 2017, only Mr. DeVries had any unvested Company contributions in his SSRP account that would be subject to accelerated vesting upon a qualifying event as of December 31, 2017.

(5)	If Mr. Young’s employment is terminated following a change in control that also qualifies as a Realization Event, then Mr. Young’s salary continuation will be decreased to $255,000.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

In respect of 2017, each of our non-employee directors was appointed by our Sponsor (or their affiliates) and, with the exception of Mr. Africk, none of them received any compensation for services as a director or is party to any contract with us. Pursuant to the agreement entered into on November 30, 2015, between Prime Borrower and Mr. Africk, Mr. Africk receives an annual cash retainer equal to $50,000 for his service as a member of the board of managers of Prime Borrower, which is paid quarterly in arrears retroactive to July 1, 2015. In addition to his cash retainer, Mr. Africk receives an annual grant of Class A-2 Units with an aggregate fair market value on the date of grant equal to $50,000. Each annual grant of Class A-2 Units vest in three substantially equal annual installments over the three years immediately following the year of issuance, in each case subject to Mr. Africk’s continued service on the board of managers of Prime Borrower through the applicable vesting date. In connection with our Initial Public Offering, Mr. Africk’s agreement with Prime Borrower was terminated.

Director Compensation

The following table summarizes the compensation earned by, or awarded or paid to Mr. Africk for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Andrew D. Africk	50,000	50,000	100,000

(1)

On July 27, 2017, Mr. Africk received a grant of 3,770.74 Class A-2 Units which shall vest subject to his continued service, as to one-third of the Class A-2 Units on each of the first three anniversaries of July 1, 2017. The amount reported in this column reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. The fair value of Class A-2 Units is computed by multiplying the total number of Class A-2 Units subject to the award by the fair market value of a Class A Unit, as determined by the Executive Committee of Ultimate Parent, on the date of grant. Mr. Africk was previously granted 4,166.67 Class A-2 Units on August 11, 2016, which shall vest, subject to his continued service, as to one-third of the Class A-2 Units on each of the first three anniversaries of August 11, 2016. Mr. Africk was previously granted 10,000 Class A-2 Units on November 30, 2015, which shall vest, subject to his continued service, one-third of the Class A-2 Units on each of the first three anniversaries of November 30, 2015.

Looking Ahead—2018 Director Compensation

In connection with our Initial Public Offering, our Board of Directors approved and implemented the following director compensation program, which includes the following for each of our non-employee directors (other than those that were appointed by our Sponsor).

Compensation for our non-employee directors, including Mr. Africk and Mr. Winter, consists of an annual cash retainer in the amount of $100,000, paid in substantially equal quarterly installments in arrears, and an annual equity award of restricted stock units with a grant date fair value of approximately $100,000. Annual restricted stock unit awards to our non-employee directors will generally vest on the first anniversary of the date of grant, subject to such director’s continued service through such date. Non-employee directors who are chairs of the Audit, Compensation and Nominating and Governance Committees will receive an additional annual cash retainer in the amount of $25,000, $20,000, and $15,000 per year, respectively, each of will be paid in substantially equal quarterly installments in arrears.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Members of the Compensation Committee:

Marc E. Becker, Chairman

Reed B. Rayman

Timothy J. Whall

The Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Audit Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Limited Partnership Agreement of Ultimate Parent

On November 7, 2016, Parent GP, as the general partner of Ultimate Parent, certain members of management (the “Management Partners”) and the Koch Investor, as warrant holders, entered into the operating agreement for Ultimate Parent (the “LP Agreement”).

Pursuant to the LP Agreement, in exchange for contributing capital to Ultimate Parent, our Sponsor was issued Class A-1 Units in Ultimate Parent, the Management Partners were issued Class A-2 Units in Ultimate Parent, and the Koch Investor was issued the Warrants.

Additionally, the Management Partners and certain other members of management received awards from an incentive pool in the form of options in the Company and profits interests in our Ultimate Parent.

The LP Agreement provides for customary drag-along rights for our Sponsor, customary tag-along rights for Class A-2 limited partners and holders of profits interests, and customary preemptive rights for Class A-1 and Class A-2 limited partners.

Our Sponsor, the Management Partners and the members of management of the Company holding profits interests will receive distributions from the Ultimate Parent on the Class A-1 Units and Class A-2 Units, as applicable, in accordance with the waterfall provisions in the LP Agreement, which provide for distributions in respect of the Class A-1 Units until contributed capital is returned and thereafter, distributions to be ratably shared between the Class A-1 Units and one or more tranches of Class A-2 Units, subject to certain return hurdles being achieved by the business.

As of the date of this report, the business and affairs of Ultimate Parent are managed by Parent GP which is in turn managed by a board of managers that is controlled by affiliates of our Sponsor.

Management Consulting Agreement

In connection with the ADT Acquisition, Apollo Management Holdings, L.P., an affiliate of our Sponsor (the “Management Service Provider”) entered into a management consulting agreement with Prime Borrower (the “Management Consulting Agreement”) relating to the provision of certain management consulting and advisory services to Prime Borrower following the ADT Acquisition. In exchange for the provision of such services, Prime Borrower was required to pay the Management Service Provider $5 million each quarter. Fees under the Management Consulting Agreement of $20 million were paid to the Management Service provider for the year ended December 31, 2017. Prime Borrower paid a further $1 million to the Management Service Provider in January 2018 pursuant to the terms of the Management Consulting Agreement, which then terminated in accordance with its terms upon consummation of our Initial Public Offering.

Koch Investor

In connection with the acquisition of The ADT Security Corporation (formerly named The ADT Corporation), the Company issued 750,000 shares of Series A Preferred Stock (the “Koch Preferred Securities”) to the Koch Investor in 2016. In January 2018, in connection with the IPO, we deposited $750 million of the net proceeds from the IPO into a segregated account for the purpose of redeeming the Koch Preferred Securities at a future date. The Koch Preferred Securities accrued and accumulated preferential cumulative dividends in arrears on the then current stated value of the Koch Preferred Securities. Dividends were payable quarterly, in cash, at a rate equal to the daily five-year treasury rate plus 9.00% per annum. In the event that dividends for any quarter were not paid in cash, dividends for such quarter accrued and accumulated at a rate equal to the daily five-year treasury rate plus 9.75% per annum and were added to the then current stated value of the Koch Preferred Securities at the end of such quarter. The Company paid cash dividends of $41 million to meet the dividend obligation associated with the Koch Preferred Securities to the Koch Investor during the year ended December 31, 2017. For the six months ended June 30, 2018, the dividend obligation on the Koch Preferred

Securities was $51 million. In lieu of declaring and paying the dividend obligation on the Koch Preferred Securities for the six months ended June 30, 2018, we elected to increase the accumulated stated value of such securities. On July 2, 2018, the Company redeemed the original stated value of $750 million of the Koch Preferred Securities for total consideration of approximately $950 million, which included approximately $200 million related to the payment of the redemption premium, accumulated dividends, and tax reimbursements.

Additionally, the Company incurred fees of $64 million for the year ended December 31, 2017 in connection with the February and June 2017 amendments and restatements to our first lien credit facilities and the $750 million of dividends to stockholders of the Company during the first half of 2017. Of the $64 million in structuring fees, $45 million was paid to the Koch Investor.

Other Transactions

During the first half of 2017, we paid $750 million in dividends to stockholders of the Company and equity holders of Ultimate Parent, which included distributions to our Sponsor. We also paid a dividend of $0.035 per share to holders of shares of the Company’s common stock (including Ultimate Parent and management) on each of April 5, 2018 and July 10, 2018.

In 2017, we paid approximately $1 million to affiliates of our Sponsor in connection with amendments to our first lien credit facilities.

An affiliate of our Sponsor, Apollo Global Securities, LLC (“AGS”), served as an underwriter in our IPO. As part of the IPO, AGS agreed to purchase, and the Company agreed to sell, 4,200,000 shares of common stock. We paid $2 million in commissions to AGS in connection with its role as an underwriter in the IPO during the six months ended June 30, 2018.

We have an ongoing agreement to pay $14,000 per month to Professional Resources International (“PRI”) for staff recruiting services. We paid approximately $126,000 to PRI for the year ended December 31, 2017 and $98,000 during the seven months ended July 31, 2018. A brother of our Chief Executive Officer has an ownership interest in PRI.

An immediate family member of our Chief Executive Officer is a regular full-time employee of the Company in a managerial position and has target annual compensation, including base salary, bonus, and company-paid benefits, of approximately $169,000. The family member was also granted options to acquire 5,555.56 shares of common stock in ADT Inc. on June 29, 2017, valued at approximately $18,000.

Stockholders Agreement

Prior to the consummation of our Initial Public Offering, we entered into a Stockholders Agreement with Ultimate Parent, one of the Co-Investors, and the Koch Investor. The Stockholders Agreement gives our Sponsor the right to nominate a majority of our directors as long as our Sponsor beneficially owns 50% or more of our outstanding common stock and specifies how the Sponsor’s nominations rights decrease as our Sponsor’s beneficial ownership of our common stock also decreases. Additionally, the Stockholders Agreement specifies that one of our Co-Investors and the Koch Investor will each nominate one director to the board, subject to specified ownership thresholds. The Stockholders Agreement sets forth certain information rights granted to Ultimate Parent. It also specifies that we will not take certain significant actions specified therein without the prior consent our Ultimate Parent. Such specified actions include, but are not limited to:

•	amendments or modifications to our Company’s or our Company’s subsidiaries’ organizational documents in a manner that adversely affects Ultimate Parent or our Sponsor;

•

issuances of our Company’s or our Company’s subsidiaries’ equity other than pursuant to an equity compensation plan approved by the stockholders or a majority of Ultimate Parent’s designees on our Board of Directors, or intra-company issuances among our Company and its wholly-owned subsidiaries;

•	making any payment or declaration of any dividend or other distribution on any shares of our common stock;

•

merging or consolidating with or into any other entity, or transferring all or substantially all of our Company’s or our Company’s Subsidiaries’ assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “Change of Control” as defined in our Company’s or our Company’s subsidiaries’ credit facilities or note indentures;

•	incurring financial indebtedness in a single or a series of related transactions aggregating to more than $25 million;

•	hiring or terminating any Executive Officer of our Company or designating any new Executive Officer of the Company; and

•	changing the size of the Board of Directors.

Registration Rights Agreement

Prior to the consummation of our Initial Public Offering, we entered into a Registration Rights Agreement with Ultimate Parent, pursuant to which Ultimate Parent is entitled to demand the registration of the sale of certain or all of our common stock that it beneficially owns. Among other things, under the terms of the Registration Rights Agreement:

•

if we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our reasonable best efforts to offer the other parties to the Registration Rights Agreement, if any, the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•

Ultimate Parent has the right, subject to certain conditions and exceptions, to request that we file registration statements with the SEC for one or more underwritten offerings of all or part of our common stock that it beneficially owns and the Company is required to cause any such registration statements (a) to be filed with the SEC promptly and, in any event, on or before the date that is 90 days, in the case of a registration statement on Form S-1, or 45 days, in the case of a registration statement on Form S-3, after we receive the written request to effectuate the Demand Registration and (b) to become effective as promptly as reasonably practicable and in any event no later than 90 days after it is initially filed.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of Ultimate Parent, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.

In June 2018, we and Ultimate Parent amended the Registration Rights Agreement to extend the rights and obligations of Ultimate Parent under the Registration Rights Agreement to Prime Security Services TopCo Parent II, L.P., a newly formed direct shareholder of the Company that is controlled by Apollo.

Management Investor Rights Agreement

Prior to the consummation of our Initial Public Offering, we entered into an Amended and Restated Management Investor Rights Agreement. Each holder of our shares of common stock issued upon exercise of options that had been issued under the Equity Incentive Plan shall automatically become a party to the MIRA. Additionally, each individual who received Distributed Shares in redemption of his or her Class B Units in connection with our Initial Public Offering executed a joinder to the MIRA. See “Executive Compensation—Post-IPO Compensation—Redemption of Class B Units.” The MIRA provides that all shares of our common stock governed thereunder are generally subject to transfer restrictions, repurchase rights, and piggy-back registration rights in connection with certain offerings of our common stock.

Investor Rights Agreement

The Company, Parent GP, Ultimate Parent, and Koch SV Investments, entered into an Amended and Restated Series A Investor Rights Agreement, which was further amended and restated by a Second Amended and Restated Series A Investor Rights Agreement (the “Investor Rights Agreement”), which contain certain other designations, rights, preferences, powers, restrictions, and limitations that could require us to redeem all or a portion of the Koch Preferred Securities or require that we obtain the consent of the holders of a majority of the Koch Preferred Securities before taking certain actions or entering into certain transactions. Prior to the Redemption, the Company and its subsidiaries are subject to certain affirmative and negative covenants, such as engaging in transactions with affiliates and paying dividends on our common stock, among other things, under the certificate of designation and other definitive agreements governing the Koch Preferred Securities. Additionally, the Company is required to offer to redeem all the Koch Preferred Securities in cash upon the occurrence of (i) any liquidation, dissolution, winding up or voluntary or involuntary bankruptcy of AP VIII Prime Security LP, Parent GP, Ultimate Parent, the Company, Prime Borrower, or any material subsidiary of the foregoing, (ii) an acceleration of any long term indebtedness of the Company, or (iii) a change in control, which, as defined in the certificate of designations governing the Koch Preferred Securities, includes (a) a change in control in Parent GP, Ultimate Parent, or the Company, (b) our Sponsor ceasing to have the power to appoint a majority of the directors or manager of Parent GP, Ultimate Parent, or the Company, and (c) the beneficial ownership of our Sponsor in Ultimate Parent or the Company falling below approximately 30%, in each case subject to certain exceptions. In July 2018, as a result of the Redemption, the Investor Rights Agreement terminated in accordance with its terms.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP (“PwC”), the audited financial statements of the Company for the fiscal year ended December 31, 2017. The Audit Committee has discussed with PwC the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board and the Audit Committee has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

The Audit Committee and the Board of Directors also have recommended the appointment of PwC as the Company’s independent auditors for the fiscal year ending December 31, 2018.

Members of the Audit Committee:

Matthew E. Winter, Chairman

Andrew D. Africk

Reed B. Rayman

The Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented:

(in thousands)	December 31, 2017	December 31, 2016
Audit fees	$4,294	$2,827
Audit-related fees	220	—
Tax fees	455	469
All other fees	142	10

Total	$5,111	$3,306

Audit Fees—primarily represent amounts for services related to the audit of our consolidated financial statements, a review of our quarterly consolidated financial statements or other periodic reports or documents filed with the SEC, services rendered in connection with our registration statements on Form S-1 and Form S-8 related to our Initial Public Offering, statutory or financial audits for our subsidiaries or affiliates, and consultations relating to financial accounting or reporting standards.

Audit-Related Fees—represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include work related to the adoption of the new revenue recognition reporting standard that will be effective for the Company in the first quarter of 2018.

Tax Fees—represent amounts for U.S. tax compliance services (including review of our federal, state, and local tax returns), tax advice, and tax planning, in accordance with our approval policies described below.

All Other Fees—consist of fees incurred for compilation services.

The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.

As set forth in the CD&A above, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the named executive officers and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Communications with the Board of Directors” set forth in this proxy statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the 2018 Annual Meeting of Stockholders and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our named executive officers (say on pay).

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the named executive officers as disclosed in this proxy statement.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON FREQUENCY)

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote, on a nonbinding, advisory basis, on the frequency of future advisory votes to approve the compensation of our named executive officers as reflected in Proposal 2 above. Stockholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our named executive officers once every year, once every two years or once every three years.

The Board of Directors has determined that holding an advisory vote to approve the compensation of our named executive officers once every year is the most appropriate policy at this time.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is nonbinding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.

The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends that you vote for the option of ONCE EVERY YEAR as the preferred frequency for future advisory votes to approve the compensation of our named executive officers.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. PricewaterhouseCoopers LLP has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2010 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the 2018 Annual Meeting of Stockholders and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board of Directors recommends that the stockholders vote FOR such ratification.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. As the Company completed its Initial Public Offering in January 2018, the Company’s executive officers, directors and 10% Stockholders were not subject to such Section 16 reports in the fiscal year 2017.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2019 annual meeting of stockholders must be received at our principal executive offices no later than the close of business on April 12, 2019, unless the date of the 2019 annual meeting of stockholders is more than 30 days before or after September 21, 2019 in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2019 annual meeting of stockholders, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between May 24, 2019 and the close of business on June 21, 2019 for the 2019 annual meeting of stockholders. In the event that the date of the 2019 annual meeting of stockholders is more than 30 days before or more than 60 days after September 21, 2019, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the 2019 annual meeting of stockholders and no later than the close of business on the 90th day prior to the date of such annual meeting. If less than 100 days’ notice of our 2019 annual meeting is given, then to be timely, the notice by the stockholder must be received by us not later than the close of business on the tenth day following the day on which the first public announcement of the date of the 2019 annual meeting is first made by the Company.

All proposals should be sent to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement either now or in the future, please contact our Secretary and Chief Legal Officer by mailing a request to ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. Upon written or oral request to the Secretary and Chief Legal Officer, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800 SEC-0330. You may also obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is https://investor.adt.com. We make available free of charge through our Investor Relations website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC. Requests should be directed to P. Gray Finney, Secretary, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, any time we use the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy Statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this Proxy Statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

August 9, 2018

PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF

ADT INC.

September 21, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

The Notice of Meeting, proxy statement and proxy card are available at:

https://investor.adt.com/financials/annual-reports-and-proxies/default.aspx

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

∎	20230303000000000000	8			092118

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1. Election of Directors: The Board of Directors recommends you vote FOR the following:					2. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.		☐	☐	☐

NOMINEES:						1 year	2 years	3 years	ABSTAIN
☐	FOR ALL NOMINEES	O David Ryan O Lee J. Solomon	Class I director Class I director		3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)						FOR	AGAINST	ABSTAIN
					4. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.		☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

The Board of Directors recommends you vote FOR Proposal 2 and Proposal 4. The Board of Directors recommends you vote 1 YEAR for Proposal 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

☐                         ⬛

ADT INC.

Proxy for Annual Meeting of Stockholders on September 21, 2018

Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) P. Gray Finney and Lee Jackson, or either of them, as proxies, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADT INC. that the stockholder(s) is/are entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m., local time on September 21, 2018, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431, and any adjournment or postponement thereof.

(Continued and to be marked, dated and signed on the reverse side.)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF STOCKHOLDERS OF

ADT INC.

September 21, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

The Notice of Meeting, proxy statement and proxy card are available at : https://investor.adt.com/financials/annual-reports-and-proxies/default.aspx
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

∎	20230303000000000000	8			092118

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1. Election of Directors: The Board of Directors recommends you vote FOR the following:					2. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.		☐	☐	☐

NOMINEES:						1 year	2 years	3 years	ABSTAIN
☐	FOR ALL NOMINEES	O David Ryan O Lee J. Solomon	Class I director Class I director		3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)						FOR	AGAINST	ABSTAIN
					4. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.		☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

The Board of Directors recommends you vote FOR Proposal 2 and Proposal 4. The Board of Directors recommends you vote 1 YEAR for Proposal 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐                         ⬛

ADT INC.

Proxy for Annual Meeting of Stockholders on September 21, 2018

Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) P. Gray Finney and Lee Jackson, or either of them, as proxies, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADT INC. that the stockholder(s) is/are entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m., local time on September 21, 2018, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431, and any adjournment or postponement thereof.

(Continued and to be marked, dated and signed on the reverse side.)

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